UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEXTGEN HEALTHCARE, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 22, 2023

To the stockholders of NextGen Healthcare, Inc.:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of NextGen Healthcare, Inc., a Delaware corporation (the “Company”), will be held at 18101 Von Karman Ave, Suite 200, Irvine, CA 92612 on August 22, 2023, at 10:00 a.m. Pacific Time, for the following purposes:

1.
To elect the nine directors named in the accompanying proxy statement to our Board of Directors (“Board”), each to serve until the Company’s 2024 annual meeting of stockholders and until their successors are duly elected, subject to earlier resignation or removal. The nominees are David Sides, Julie Klapstein, Geraldine McGinty, Pamela Puryear, Darnell Dent, Jeffrey Margolis, Craig Barbarosh, George Bristol and Morris Panner;
2.
To ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
3.
To approve, on an advisory basis, the Company’s named executive officer compensation (i.e., “Say-on-Pay”);
4.
To approve an amendment of our 2015 Equity Incentive Plan, as amended and restated (the “Amended 2015 Plan”);
5.
To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

These items are described more fully in the accompanying proxy statement.

All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on July 13, 2023, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete and sign the enclosed proxy card and return it in the enclosed addressed envelope. Your promptness in returning the proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the Annual Meeting even if you cannot attend the meeting in person. You may also vote by telephone or internet by following the instructions on the proxy card. If you return your proxy card or vote by telephone or internet, you may nevertheless attend the Annual Meeting and vote your shares in person. Stockholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED PROXY CARD, AND “FOR” PROPOSALS 2, 3, AND 4.

By Order of the Board of Directors, NEXTGEN HEALTHCARE, INC.

/s/ Jeffrey D. Linton
Jeffrey D. Linton Executive Vice President, General Counsel and Secretary July 26, 2023

NEXTGEN HEALTHCARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 22, 2023

PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors (“Board”) of NextGen Healthcare, Inc. (“NextGen Healthcare,” the “Company,” “us,” “we” or “our”) for use at our annual meeting of stockholders to be held at 18101 Von Karman Ave, Suite 200, Irvine, CA 92612 on August 22, 2023, at 10:00 a.m. Pacific Time, and at any and all adjournments and postponements thereof. All shares represented by each properly submitted and unrevoked proxy received in advance of the annual meeting will be voted in the manner specified therein.

Any stockholder has the power to revoke the stockholder’s proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by delivering a written notice of revocation to our Secretary prior to or at the annual meeting, by voting again on the internet or by telephone (only your latest internet or telephone proxy submitted prior to 11:59 P.M. Eastern Time on August 21, 2023 will be counted), by submitting to our Secretary, prior to or at the annual meeting, a later dated proxy card executed by the person executing the prior proxy, or by attendance at the annual meeting and voting in person by the person submitting the prior proxy or voting by ballot at the annual meeting. Stockholders who hold shares in street name through a broker may revoke their proxy and change their vote by following the instructions provided by their broker.

Any stockholder who holds shares in street name and desires to vote in person at the annual meeting should inform the stockholder’s broker of that desire and request a legal proxy from the broker. The stockholder will need to bring the legal proxy to the annual meeting along with valid picture identification such as a driver’s license or passport, in addition to documentation indicating share ownership. If the stockholder does not receive the legal proxy in time, then the stockholder should bring to the annual meeting the stockholder’s most recent brokerage account statement showing that the stockholder owned NextGen Healthcare, Inc. common stock as of the record date. Upon submission of proper identification and ownership documentation, we should be able to verify ownership of common stock and admit the stockholder to the annual meeting; however, the stockholder will not be able to vote at the annual meeting without a legal proxy. Stockholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and the stockholder’s vote will not be counted unless the stockholder appears at the annual meeting and votes in person or legally appoints another proxy to vote on its behalf.

We will bear all expenses in connection with the Company’s solicitation of proxies. We will reimburse brokers, fiduciaries, and custodians for their costs in forwarding the Company’s proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact on behalf of the Company. They will not receive any additional compensation for these activities.

This proxy statement, the accompanying proxy card and our 2023 annual report are being made available to our stockholders on or about July 26, 2023.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 22, 2023.

This proxy statement, the notice of our 2023 annual meeting of stockholders and the Company’s 2023 annual report to stockholders are available on our website at https://investor.nextgen.com/.

OUTSTANDING SHARES AND VOTING

Only holders of record of the 67,018,411 shares of our common stock outstanding at the close of business on the record date, July 13, 2023, are entitled to notice of, to attend, and to vote at the annual meeting or any adjournments or postponements thereof. A majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. All properly submitted and unrevoked proxies will be counted in determining the presence of a quorum, including those providing for abstention and broker non-votes. Broker non-votes occur when a stockholder who beneficially owns shares that are held in street name, that is through a broker, does not provide the broker with instructions on how to vote those shares on matters that are considered non-routine. Brokers can vote without instruction from the beneficial owners only on routine matters, such as the ratification of the appointment of our independent auditors. The election of directors, the Say-on-Pay and approval of the Amended 2015 Plan are non-routine matters and brokers are not authorized to vote on these matters without instruction. When no instruction is given, it is considered a broker non-vote.

If a quorum is not present or represented at any meeting of the stockholders, the person presiding over the meeting shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided under our Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

A list of stockholders entitled to vote at the Annual Meeting will be available upon request for examination for ten (10) days prior to the Annual Meeting by contacting us via email to our Secretary, Jeffrey D. Linton, at secretary@nextgen.com. The stockholder list will also be available during the Annual Meeting.

Each stockholder will be entitled to one vote, in person or by proxy, for each share of common stock held on the record date.

Approval of Proposal No. 1, election to the Board of each nominee named in this Proxy Statement requires the affirmative vote of the holders of a majority of the votes cast. Thus, the number of shares voted “FOR” any nominee must exceed the number of shares voted “AGAINST” such nominee for such nominee to be elected to serve until the Company’s 2024 annual meeting and until his or her successor has been duly elected, or until his or her earlier resignation or removal. Abstentions and broker non-votes are not counted as a vote cast and thus will have no effect.

Any incumbent director nominee who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of election of directors, where the election is uncontested, must tender his or her resignation to the Board, which resignation shall be contingent on the acceptance by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The Nominating and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board will act on the tendered resignation, and publicly disclose its decision and rationale, within ninety (90) days following certification of the stockholder vote. The Nominating and Governance Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our Charter and Bylaws.

Approval of Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024 requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes). Thus, the number of votes “FOR” must exceed the number of votes “AGAINST” for this proposal to pass. Brokers are authorized to vote on this proposal without instructions from the beneficial owners and thus broker non-votes are not expected. Abstentions will have no effect on this proposal.

Approval of Proposal No. 3, the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement (i.e., “Say-on-Pay”), requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes). Thus, the number of votes “FOR” must exceed the number of votes “AGAINST” for this proposal to pass. Brokers are not authorized to vote on this proposal without instruction from the beneficial owners. Abstentions and broker non-votes will have no effect on this proposal.

Approval of Proposal No. 4, the approval of the Amended 2015 Plan requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes). Thus, the number of votes “FOR” must exceed the number of votes “AGAINST” for this proposal to pass. Brokers are not authorized to vote on this proposal without instruction from the beneficial owners. Abstentions and broker non-votes will have no effect on this proposal. If this Proposal 4 is approved by our stockholders, the Amended 2015 Plan will become effective as of the date of the annual meeting.

The Board recommends that you vote your shares:

1. “FOR” each of the nine (9) nominees for election to the Board;

2. “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024;

3. “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement; and

4. “FOR” the proposal to approve an amendment of our 2015 Equity Incentive Plan, as amended and restated (the "Amended 2015 Plan").

Unless otherwise instructed, the proxy holders will vote the proxies they receive in accordance with the Board’s recommendations above.

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the proxy holders will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

Your vote is very important. Regardless of whether you plan to attend the annual meeting or not, we recommend that you vote as soon as possible. We encourage you to review this Proxy Statement and your proxy card or voting instructions for your voting options and cast your vote in advance of the annual meeting.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This proxy statement and accompanying materials contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and the Company’s other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

DIRECTORS

Listed below are the nine nominees for election as director. Each nominee currently serves on the Board. Four of the nine directors elected at the Company’s 2021 Annual Meeting of Stockholders were new to the Board and advanced diversity across race, gender, age, and tenure. The Board comprises a diverse group of leaders with decades of experience across healthcare providers, health insurance, life sciences and enterprise software. In addition, the Board has functional experience in commercialization, corporate strategy and M&A, corporate governance and compensation, finance and accounting, human capital, and public company boards. The Board has an average tenure of 6 years, providing a combination of fresh perspectives and institutional knowledge to inform opportunities that build on the Company’s transformation. The Board believes that the collective experiences, viewpoints, and perspectives of the Company’s nominees for directors result in a Board with the commitment and energy to advance the interests of the Company’s stockholders.

Board Diversity Matrix
	Total Number of Directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black	1	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Board Skills and Qualifications

The Board and the Nominating and Governance Committee believe the skills, qualities, attributes, and experience of the nominees provide the Company with business acumen.

The biographies below describe the skills, qualities, attributes, and experience of the nominees that led the Board and the Nominating and Governance Committee to determine that it is appropriate to nominate these directors.

Director Biographies

Craig A. Barbarosh, age 55, is a director and previously served as our Vice Chair of the Board since November 2015. Currently, he is the Chairman of the Board of Lifecore Biomedical, Inc., where he is a member of the Compensation Committee, a director at Evolent Health, Inc., where he is Chair of the Strategy Committee and a member of the Compensation Committees, and Sabra Health Care REIT, Inc., where he is the Chair of the Audit Committee and a member of the Compensation Committee. Mr. Barbarosh previously served on the boards of Aratana Therapeutics, Inc., where he was the Chair of the Strategy Committee and a member of the Compensation Committee, Bazaarvoice, Inc., where he was a member of the Compensation Committee, and BioPharmX, Inc., where he was the Chair of the Nominating and Governance Committee and a member of the Audit and Compensation Committees. Mr. Barbarosh also previously served as the Independent Board Observer for Payless Holdings, Inc. and as an independent director of Ruby Tuesday, Inc. Mr. Barbarosh is a former practicing attorney and was previously a partner at the international law firm of Katten Muchin Rosenman LLP, a position he held from June 2012 through January 2023. Previously, Mr. Barbarosh was a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP. He served in several leadership positions while a partner at Pillsbury including serving on the firm’s Managing Board, as the Chair of the firm’s Board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. At Katten, Mr. Barbarosh served as a member of the firm’s Executive and Operating Committee from June 2012 through June 2016 and served on the firm’s Board of Directors for seven years. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992, with distinction, and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates for completing executive education courses from the Wharton School of the University of Pennsylvania in Corporate Valuation (2019) and Harvard Business School in Private Equity and Venture Capital (2007), Financial Analysis for Business Evaluation (2010) and Effective Corporate Boards (2015) and from Carnegie Mellon University in Cybersecurity Oversight (2019). Mr. Barbarosh is also a frequent speaker and author on governance and restructuring topics. Our Board has concluded that Mr. Barbarosh, as an experienced board director and attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, provides our Board with experienced guidance on governance and transactional matters involving our Company. Mr. Barbarosh has been a director since 2009.

George H. Bristol, age 74, is a director. Mr. Bristol is a Managing Director of Janas Associates, a corporate financial advisor, a position he has held since 2010. From August 2006 until March 2010, Mr. Bristol served as Managing Director-Corporate Finance of Crowell Weedon & Co. From November 2002 until August 2006, Mr.

Bristol was a member and Chief Financial Officer of Vantis Capital Management, LLC, a registered investment advisor which managed the Vantis hedge funds totaling over $1.4 billion. Prior to Vantis, Mr. Bristol was an investment banker with several firms including Ernst & Young, Paine Webber, Prudential Securities and Dean Witter. Mr. Bristol is a graduate of the University of Michigan and Harvard Business School. Our Board has concluded that Mr. Bristol’s experience analyzing, evaluating and understanding financial statements in his various corporate finance positions provides our Board with insight from someone with direct responsibility for strategic and transactional financial matters. Mr. Bristol has been a director since 2008.

Darnell Dent, age 71, is a director. Mr. Dent is an experienced managed healthcare executive with over nineteen years of board service as a director. Currently, he is the principal of Dent Advisory Services, LLC where he serves as a strategic advisor to Softheon, Inc., a leading provider of cloud-based health insurance exchange (“HIX” or “marketplace”) technology that facilitates private and public marketplace participation and administration since 2019. More recently, he served in a similar capacity for Virgin Pulse, part of Sir Richard Branson’s Virgin Group, a global well-being solution provider providing employees with integrated health, well-being, safety, benefits navigation, and care guidance. Mr. Dent was formerly the CEO of FirstCare Health Plans from 2012 to 2018, and a senior executive at University of Pittsburgh Medical Center Health Plan, Community Health Plan of Washington, Health Net, and Lincoln National Corporation. Mr. Dent is also a board member for several non-profit organizations, including the National Association of Corporate Directors and the Managed Healthcare Executive Editorial Advisory Board. Our Board has concluded that Mr. Dent should serve on our Board because of his executive expertise in the healthcare insurance industry and his experience having served on private company and non-profit organization boards. Mr. Dent earned his bachelor’s degree from Norfolk State University in Psychology and his MA from Pepperdine University in Public Administration. Mr. Dent has been a director since 2021.

Julie D. Klapstein, age 68 is a director. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC, one of the nation’s largest health information networks optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. Ms. Klapstein served as Availity’s Chief Executive Officer and board member from 2001 to 2011. She was the interim Chief Executive Officer at Medical Reimbursements of America, Inc., a private company, from February 2017 to June 2017. Ms. Klapstein’s more than thirty-five years of experience in the healthcare information technology industry include executive roles at Phycom, Inc. (President and Chief Executive Officer from 1996 to 2001), Sunquest Information Systems (Executive Vice President), Shared Medical Systems’ Turnkey Systems Division (now Siemens Medical Systems), and GTE Health Systems. Ms. Klapstein is a director of Amedisys Inc., where she serves on the Governance, Quality and Compensation committees, and where she serves as Lead Director; Oak Street Health, where she serves on the Compliance committee and as chair of the Compensation committee; and MultiPlan Corporation, where she serves on the Audit and Compensation committees. She also currently serves on the board of directors of a private company, Revecore, which specializes in complex claims solutions and payment integrity for hospitals. Ms. Klapstein previously was a director for two public companies, Annie’s Homegrown/Annies, Inc. from January 2012 to September 2014, where she served on the Governance, Compensation, and Audit committees, and Standard Register Inc. from April 2011 to November 2014, where she served on the Governance, Compensation, and Audit committees. She also has been a director for multiple private companies. Ms. Klapstein earned her bachelor’s degree from Portland State University in Portland, Oregon. Our Board has concluded that Ms. Klapstein should serve on our Board based on her extensive knowledge of the healthcare industry including healthcare information technology, relevant executive and management experience, and public company board experience. Ms. Klapstein has been a director since 2017.

Jeffrey H. Margolis, age 60, is a director and has served as the Chair of our Board since November 2015. Mr. Margolis is the former Chair & CEO of Welltok, Inc., a data-driven, enterprise SaaS company that develops and delivers a consumer activation platform to the healthcare industry, serving in both roles from April 2013 through April 2020 and chair through November 2021. Mr. Margolis is Chair Emeritus of TriZetto Corporation, a recognized leader of in the provision of health information technology for payers and providers and the originator of the industry-vertical SaaS model, where he served as the founding CEO beginning in 1997, served as Chair and CEO until 2010 (publicly traded on NASDAQ from October 1999—August 2008), and continued as Chair until October 2011. Mr. Margolis also served as Senior Executive Advisor to the Oliver Wyman Health Innovation Center, an organization that identifies and disseminates ideas and best practices that aim to transform healthcare, during 2012 and 2013. From 1989 to 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corp. and its predecessors, a publicly traded company that focused on the delivery of managed group and individual health care insurance and hospital and ambulatory-based clinical services along with a broad array of healthcare ancillary services. Earlier in his career, Mr. Margolis served in various positions with Andersen Consulting including his final position as Manager, Healthcare Consulting. Mr. Margolis currently serves on the board of directors of Alignment Healthcare, Inc., a publicly traded population health management company, TriNetX, Inc., a private, for-profit data and software-as-a-service entity that supports clinical trials, Hydrogen Health Management Feeder, LLC, Get-Grin, Inc., a tele-orthodontic IT Platform, and DNAnexus, a multi-omics data management entity and Brightside Healthcare, a telehealth platform delivering mental healthcare to individuals. He has previously served on a variety of other for-profit boards. He also has served on a number of not-for-profit boards of directors. He is a member of the board of governors at Cedars-Sinai in Los Angeles, California and is on the Advisory Boards of the University of California at Irvine’s Center for Healthcare Management & Policy and Center for Digital Transformation. Mr. Margolis also serves as a Senior Advisor to Blackstone (NYSE: BX), one of the world’s largest investment firms. A published author of several books on the topics of healthcare information technology and systems, Mr. Margolis earned a bachelor’s degree in business administration/management information systems with high honors from the University of Illinois in 1984 and holds CPA certificates (currently inactive) in Colorado and Illinois. Our Board has concluded that Mr. Margolis should serve on our Board based on his experience as a chief executive officer in the health care information technology sector and his experience as an executive officer and director of various companies. Mr. Margolis has been a director since 2014.

Geraldine McGinty, MD, MBA, FACR, age 59, is a director. A faculty member at Weill Cornell Medicine in New York City since March 2014, Dr. McGinty serves several roles including Senior Associate Dean of Clinical Affairs and Professor of Clinical Radiology and Population Health Sciences. She formerly served as Chief Strategy Officer and Chief Contracting Officer for the Weill Cornell Medicine Physician Organization, which includes more than 1,600 members. Her role as lead negotiator for managed care contracts at Weill Cornell Medicine incorporated both traditional fee for service agreements as well as value-based payment arrangements. Her broad experience includes: serving as an advisor to the CPT Editorial Panel, the JCAHO and the National Quality Forum, Chair of the American College of Radiology’s Commission on Economics and radiology member of the AMA’s Relative Value Update Committee. She was elected as the Chair of the ACR’s Board of Chancellors from May 2018 to August 2021, the first woman to hold this office. She has also served as Managing Partner of a 70-physician multispecialty medical group on Long Island. She was until September 2021 a Non-Executive Director of IDA Ireland, the national foreign direct investment agency and serves on the Medical Advisory Board of Agamon, a healthcare technology start-up. Dr. McGinty earned her MBA from Columbia University and her MB (MD equivalent) from the National University of Ireland, Galway. Our Board has concluded that Dr. McGinty should serve on our Board as Dr. McGinty is an internationally recognized expert in health care strategy, a practicing Radiologist, and an unwavering advocate for patient-centered care with strong advocacy for the intersection of technology and healthcare and, in 2019, was named as one of the 2019 Most Powerful Women in Health IT by Health Data magazine. Dr. McGinty has been a director since 2021.

Pamela S. Puryear, PhD, MBA, age 59, is a director. Dr. Puryear is a business executive with 35 years of global experience in healthcare, financial services, consulting, and retail. From 2009 to 2021, Dr. Puryear held several executive leadership roles, including Executive Vice President, Global Chief Human Resources Officer at Walgreens Boots Alliance; Senior Vice President, Chief Human Resources Officer at Zimmer Biomet; Senior Vice President, Chief Talent Officer at Pfizer Inc.; and Vice President, Organizational Development and Chief Talent Officer at Hospira Inc. In these global executive team roles, she has driven value creation through her expertise in human capital management, organizational transformation, innovation, and operational excellence. Earlier, Dr. Puryear led an independent organizational development consulting practice for 12 years working globally and across industry sectors, including healthcare, consumer products, financial services, professional services and insurance. Dr. Puryear spent her first 10 years post-MBA in financial services in the real estate investment advisor industry. Dr. Puryear is a recognized business and human capital thought leader who has received numerous honors, most recently, the 2021 “Elite 100”, recognizing black female executives changing the face of corporate America, and she was inducted into the Executive Leadership Council (ELC), the preeminent member organization for Black Executives in 2019. Dr. Puryear is a director at Standard Motor Products, where she serves on all committees, and a director at SpartanNash where she serves on the Compensation and Audit Committees. Dr. Puryear previously served as a director at Rockley Photonics, where she served as the Chair of the Compensation Committee and as a member of the Nominating and Governance Committee. Dr. Puryear holds a PhD degree in organizational psychology; an MBA degree from the Harvard Business School; and a BA degree in psychology with a concentration in organizational behavior from Yale University. Our Board has concluded that Dr. Puryear should serve on our Board as she is a seasoned global business executive with a demonstrated track record of success in senior executive positions in the pharmaceutical, medical device and pharmacy sectors of the healthcare industry with deep understanding of human capital issues. Dr. Puryear has been a director since 2021.

Morris Panner, age 60, is a director. Mr. Panner is a long tenured executive with expertise in both healthcare software companies, including SaaS capabilities, and the law. Currently, Mr. Panner is the President of Intelerad Medical Systems, Inc., a medical imaging management solutions company. Prior to his current role, from 2011 until 2021, Mr. Panner was Chief Executive Officer of Ambra Health (formerly DICOM Grid), a cloud-based healthcare software company that manages diagnostic imaging and related healthcare data. Prior to joining Ambra Health as Chief Executive Officer in September 2011, Mr. Panner was the Chief Executive Officer of Townflier, Inc. and related affiliates that provide group communications services, from May 2010 to August 2011. Previously, from April 2000 to May 2010, he was Chief Executive Officer of OpenAir, Inc., a SaaS project management company, which he led from start-up to its successful acquisition by NetSuite Inc., a provider of an integrated web-based business software suite, in 2008. Following the acquisition, Panner led the OpenAir division of NetSuite, during which time he oversaw the acquisition and integration of OpenAir’s nearest competitor, QuickArrow, Inc., as well as the expansion of OpenAir internationally. Mr. Panner served as a board member and as Chair of the Board of the Software Division of the Software and Information Industry Association. Mr. Panner is a lawyer who served as an Assistant United States Attorney, the Resident Legal Advisor in Bogota, Columbia for the U.S. Department of Justice and as the Principal, Deputy Chief of the Narcotics and Dangerous Drug Section of the U.S. Department of Justice. He served on the board of directors of Unanet Technologies, Inc., a software development company specializing in services automation solutions for project-based companies. He currently serves on the External Advisory Board for the Imaging Data Commons of the National Cancer Institute (NCI) at the National Institutes of Health (NIH), and on the board of Drug Strategies, a non-profit research institution on issues of drug addiction and treatment. Mr. Panner was previously a director of the Washington Office on Latin America, a not-for-profit organization, from 2003 to 2009. Mr. Panner graduated from Yale College with a BA in History in 1984 and from the Harvard Law School with a JD in 1988. Our Board has concluded that Mr. Panner’s qualifications as a director include his executive experience at software companies, including at health care software companies, and his legal training. Mr. Panner has been a director since 2013.

David Sides, age 53, was appointed President and Chief Executive Officer in September 2021. Prior to joining the Company, Mr. Sides served as Chief Operating Officer at Teladoc Health, the global leader in virtual care, where he led the company’s worldwide commercial and operations teams. During his tenure at Teladoc, revenues doubled in 2020 and exceeded $2.1 billion in 2021. Previously, Mr. Sides served as CEO of Streamline Health, which offers revenue cycle management solutions for healthcare providers. Mr. Sides led the full-scale turnaround of Streamline Health, growing revenue, EBITDA and cash flow organically. Prior to that, Sides was recruited by TPG to serve as CEO of iMDsoft, an Israeli headquartered provider of clinical information systems and electronic medical records for critical, perioperative and acute care organizations. Under Mr. Sides’ leadership, iMDsoft delivered a more than 30% increase in revenue while investing in new systems and processes. Earlier in his career, Mr. Sides worked for Cerner Corporation, a leading supplier of health information technology services, devices and hardware, from 1995-2012. Among other roles, he served as Senior Vice President, World Wide Consulting, where he led Cerner’s professional services in 24 countries and owned global P&L and functional responsibilities from sales through implementation for the business. At Cerner, he created new methodologies for deployment, new service lines and development plans for 3,500 associates, growing the consulting business from $643 million in 2008 to $1.031 billion in 2012. Mr. Sides is a former director at EMIS Group (EMIS.L), a major provider of healthcare software, information technology and related services in the UK, and at Streamline Health. He is a Fellow in the American College of Healthcare Executives and is NACD Directorship Certified. Mr. Sides holds a B.A. in Biophysics from the University of California, Berkeley, and an MBA and MHA from the University of Missouri, Columbia. Our Board has concluded that Mr. Sides’ position as our President and Chief Executive Officer, as well as his prior executive experience with other companies, provides our Board with the perspective of a person with significant executive management and healthcare information technology industry experience who is involved in the Company’s day to day activities. Mr. Sides has been a director since 2021.

NON-DIRECTOR EXECUTIVE OFFICERS

James R. Arnold, Jr., age 67, was appointed our Executive Vice President and Chief Financial Officer in March of 2016, and on July 28, 2021, the Board appointed Mr. Arnold to serve as the interim principal executive officer. Prior to joining the Company, Mr. Arnold served as Chief Financial Officer and Executive Board member of Kofax Ltd., a publicly traded software company, from June 2010 to May 2015, where Mr. Arnold participated in and facilitated the strategic process that resulted in the sale of Kofax Ltd.’s enterprise software division. From 2004 to 2009, Mr. Arnold was Senior Vice President at Nuance Communications, Inc., a publicly traded software company, where he also served as Chief Financial Officer from 2004 to 2008. Previously, Mr. Arnold held numerous other senior-level finance positions at technology companies, to include roles as Vice President Corporate Controller at Cadence Design Systems, Inc., Chief Financial Officer at Informix Software, Inc., and Corporate Controller at Centura Software Corporation. Additionally, from 2003 to 2010 he served as director and chair of the audit committee at Selectica, Inc., where he also was co-chair of the board in 2010. Earlier in his career, Mr. Arnold provided consulting and auditing services to companies in diverse industries while at Price Waterhouse LLP. Mr. Arnold holds a Bachelor of Business Administration degree in Finance from Delta State University in Cleveland, Mississippi, and a Master’s degree in Business Administration from Loyola University in New Orleans, Louisiana.

Jeffrey D. Linton, age 60, became our Executive Vice President, General Counsel and Secretary in December of 2017. Prior to joining the Company, Mr. Linton served as General Counsel and Secretary of Applied Proteomics, Inc. from November 2016 to November 2017. Previously, Mr. Linton was Senior Vice President, General Counsel and Secretary of Sequenom, Inc. from September 2014 to October 2016. Before joining Sequenom, Mr. Linton was Senior Vice President and General Counsel at Beckman Coulter, Inc. from July 2011 to September 2014 and, prior to that, was Vice President, Deputy General Counsel from September 2008 to July 2011. Before joining Beckman Coulter, Mr. Linton was President of the research products and services division of Serologicals Corporation, a company that developed, manufactured and sold life science research products and technologies, diagnostic kits and drug discovery services. Before that role, he served as Vice President, Law, Corporate Business Development and Public Affairs at Serologicals from October 2000 to April 2003. He has held various other positions in law, government and public affairs and human resources. Mr. Linton earned a B.A., magna cum laude, from Butler University and a J.D., cum laude, from the University of Notre Dame Law School. He is a member of the Board of Directors of the Notre Dame Law Association.

Srinivas S. Velamoor, age 48, became our Chief Growth & Strategy Officer and Executive Vice President, in July 2022. Mr. Velamoor brings two decades of experience in driving growth and performance at leading global healthcare, financial services and technology organizations. Prior to joining the Company, Mr. Velamoor served as a partner and the health sector leader of McKinsey & Company’s North America digital analytics and ‘Leap’ business building practices. Over a decade at McKinsey, he orchestrated the growth and scale-up of the firm’s healthcare technology and digital health practices and led the creation, scaling and commercial acceleration of several new digital health businesses. Before joining McKinsey & Company, Velamoor was a principal at both PricewaterhouseCoopers and Diamond Management & Technology Consultants, where he advised industry leading firms in financial services and healthcare. Mr. Velamoor received an MBA in Finance from The Wharton School at The University of Pennsylvania, and a BSE in Biomedical Engineering, Electrical Engineering and Economics from Duke University.

Mitchell L. Waters, age 59, became our Executive Vice President of Commercial Growth in January 2022. Mr. Waters joined the Company in December 2016 as the Senior Vice President, Sales, and served in that role until 2022. Prior to joining the Company, Mr. Waters spent 28 years at McKesson Corporation in leadership roles within the technology, automation and pharmaceutical business units. While employed full-time at McKesson, Mr. Waters earned a Master of Business Administration from Auburn University. Mr. Waters earned his B.S. in Industrial Management from Georgia Institute of Technology, Atlanta, Georgia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of the record date of July 13, 2023, by:

•
each of our directors;
•
each of our named executive officers (“NEOs”);
•
each person known by us to beneficially own more than 5% of the outstanding shares of our common stock; and
•
all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 67,018,411 shares of common stock outstanding as of July 13, 2023.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o NextGen Healthcare, Inc., a remote-first company, which accordingly, does not maintain a headquarters. Messrs. Barbarosh, Bristol, Dent, Margolis, Panner, Ms. Klapstein and Drs. McGinty and Puryear are current directors. Our NEOs for our fiscal year 2023 were Messrs. Sides, Arnold, Linton, Velamoor and Waters, as well as Mr. Metcalfe, our former Chief Technology Officer, each of whom is included in the table below.

Name of Beneficial Owner**	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Director and Named Executive Officers
Craig A. Barbarosh	57,183	(1)	*
George H. Bristol	72,803		*
Darnell Dent	20,942		*
Julie D. Klapstein	60,018		*
Jeffrey H. Margolis	136,829		*
Geraldine McGinty	22,791		*
Morris Panner	89,957		*
Pamela Puryear	20,942		*
David Sides	713,877		1.1%
James R. Arnold, Jr.	960,829	(2)	1.4%
David A. Metcalfe	178,207	(3)	*
Srinivas Velamoor	370,998		*
Mitchell Waters	82,027	(4)	*
Jeffrey D. Linton	239,808	(5)	*
All directors, director nominees and executive officers as a group	3,080,076	(6)	4.6%
Stockholders Holding 5% or More
Three Prong Investments, LLC	9,889,827	(7)	14.8%
Blackrock, Inc.	9,663,011	(8)	14.4%
The Vanguard Group	6,389,869	(9)	9.5%

* Represents less than 1.0%

(1)
Does not include 9,483 deferred stock units granted on August 17, 2022, which do not have voting rights
(2)
Includes 425,000 shares underlying options exercisable as of the record date or within 60 days thereafter.
(3)
As of last Form 4 filed on December 28, 2022.

(4)
Includes 15,214 shares underlying options exercisable as of the record date or within 60 days thereafter.
(5)
Includes 135,000 shares underlying options exercisable as of the record date or within 60 days thereafter.
(6)
With respect to the executive officers and directors as a group, includes 578,214 shares underlying options exercisable as of the record date of within 60 days thereafter. This group includes all current executive officers, including those not reported in this proxy, and directors.
(7)
This information is derived from a Schedule 13D/A filed by Three Prong Investments, LLC on June 16, 2023. According to the Schedule 13D/A, Three Prong Investments, LLC had sole power to vote 9,889,827 shares and sole power to dispose of 9,889,827 shares, and no shared power to vote or dispose of shares. The address for Three Prong Investments, LLC is 1695 Viking Road, Laguna Beach, California 92651.
(8)
This information is derived from a Schedule 13G/A filed by BlackRock, Inc. on January 27, 2023. According to the Schedule 13G, BlackRock, Inc. had sole power to vote 9,500,918 shares, sole power to dispose of 9,663,011 shares, and no shared power to vote or dispose of shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(9)
This information is derived from a Schedule 13G/A filed by The Vanguard Group on February 9, 2023. According to the Schedule 13G/A, The Vanguard Group had no shares with sole voting power, shared power to vote 64,762 shares, sole power to dispose of 6,265,847 shares, and shared power to dispose of 124,022 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

CORPORATE GOVERNANCE

Corporate Governance Highlights

The following are highlights of our governance practices:

•
The roles of Chief Executive Officer and Chair of the Board are separate
•
Eight (8) out of nine (9) members of the Board, including the Chair of the Board, are independent directors and meet regularly in executive session
•
Committees of the Board are comprised only of independent directors
•
We have implemented robust stock ownership guidelines for our directors and senior executive officers
•
We have implemented a robust anti-hedging and pledging policy
•
Directors are generally elected by our stockholders on an annual basis, and we have a long history of an unclassified board
•
Effective October 13, 2021, we reincorporated in the State of Delaware and our governing documents were amended to, among other things
o
Eliminate cumulative voting (which prevents minority stockholders from wielding undue control)
o
Adopt a majority vote standard in uncontested director elections with a plurality carveout for contested director elections, which is supplemented by a mandatory resignation policy for directors who do not receive a majority vote
o
Adopt proxy access, which permits a stockholder or group of no larger than twenty (20) stockholders holding 3% or greater ownership of the Company’s common stock for three (3) years the opportunity to include in our proxy materials a number of nominees for election as directors up to the greater of two (2) and 20% of the Board
•
Of the 9 directors currently serving on our Board, 4 were newly elected to the Board during the previous two (2) years
•
Four (4) out of nine (9) members of the Board self-identify as diverse (either racial/ethnic or gender)
•
We have an active stockholder outreach and engagement program
•
All directors are members of the National Association of Corporate Directors (NACD)

INFORMATION ABOUT OUR BOARD OF DIRECTORS, BOARD COMMITTEES AND RELATED MATTERS

Board of Directors

General

Our business, property and affairs are managed under the direction of our Board. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. For the fiscal year ended March 31, 2023, our Board consisted of nine directors who are elected to serve until the election and qualification of their respective successors.

Director Independence

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed Company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in Nasdaq listing standards, as in effect from time to time. Based on definitions of independence established by Nasdaq, SEC rules and regulations, guidelines established in our Bylaws, and the determinations of our Nominating and Governance Committee and our Board, Messrs. Barbarosh, Bristol, Dent, Margolis and Panner, Ms. Klapstein, and Drs. McGinty and Puryear, are independent. Mr. Sides is not independent because he serves on our management team as President and Chief Executive Officer.

The Nasdaq independence definition includes a series of objective tests, such as that the director or director nominee is not and has not been for the past three years an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director and director nominee that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment of such director or director nominee in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by our directors, director nominees and management about each director’s and director nominee’s business and personal activities as they may relate to our management and us. The independent members of our Board meet periodically in executive session without management.

Attendance at Board and Stockholders’ Meetings

During the fiscal year ended March 31, 2023, our Board held ten (10) meetings. No director attended less than 75% of the aggregate of all Board meetings or meetings held by any committee of the Board on which they served during the fiscal year ended March 31, 2023.

Board Leadership Structure

The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, and the Company’s overall corporate governance. The Board currently believes that the separation of the Chair and the Chief Executive Officer roles allows the Company’s Chief Executive Officer to focus his time and energy on operating and managing the Company. The Board periodically reviews this leadership structure to determine whether it continues to best serve the Company and its stockholders. For the upcoming term, the Board determined that the historical justification for a Vice Chair role is no longer present and therefore intends to eliminate that position at the conclusion of the current term.

Executive Sessions of Independent Directors

The independent directors of the Company meet regularly in executive session, i.e., with no management directors or management present. These executive sessions may include such topics as the independent directors determine. During these executive sessions, the independent directors have access to members of management and other guests as the independent directors determine.

Annual Board and Committee Evaluations

In accordance with its Charter, the Nominating and Governance Committee is responsible for facilitating an annual evaluation of the Board. The Nominating and Governance Committee also oversees the annual performance evaluation of the committees of the Board.

Board Involvement in Risk Oversight

Our Board is actively engaged, as a whole, and also at the committee level, in overseeing management of our risks. Our Board provides oversight of our annual enterprise risk assessment program as well as regularly reviewing information regarding our personnel, technology, liquidity, and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks, cybersecurity, and potential conflicts of interest. Our Nominating and Governance committee manages risks associated with the independence and qualifications of our directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks and matters which may evolve into risks.

Board Committees and Charters

The Board had three standing committees in fiscal year 2023:

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The Audit Committee
•
The Compensation Committee
•
The Nominating and Governance Committee

The Board has adopted written charters for each of the three standing committees that satisfy the applicable standards of the SEC and the Nasdaq. The Board has determined that the chair and each of the committee and all committee members are independent under applicable Nasdaq and SEC rules for committee memberships.

Audit Committee

Our Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that consists of Mr. Bristol (Chair), Ms. Klapstein and Dr. Puryear.

Our Audit Committee is comprised entirely of independent directors under SEC and Nasdaq rules and operates under a written charter adopted by our Board. The duties of our Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our stockholders. Our Audit Committee also evaluates the independent public accountants’ performance and determines whether the independent registered public accounting firm should be retained by us for the ensuing fiscal year. In addition, our Audit Committee reviews our internal accounting and financial controls and reporting systems practices and is responsible for reviewing, approving and ratifying all related party transactions. Our Audit Committee also exercises primary oversight, on behalf of the Board, over management’s execution of the Company’s cybersecurity and data privacy function.

During the fiscal year ended March 31, 2023, our Audit Committee held four (4) meetings. Our Audit Committee’s current charter is posted on our internet website at www.nextgen.com. Our Audit Committee and our Board have confirmed that our Audit Committee does and will continue to include at least three independent members. Our Audit Committee and our Board have confirmed that Mr. Bristol met applicable Nasdaq listing standards for designation as an “Audit Committee Financial Expert.”

Nominating and Governance Committee

Our Board has a Nominating and Governance Committee that consists of Messrs. Panner (Chair), Barbarosh, and Dent. Our Nominating and Governance Committee is responsible for identifying and recommending nominee candidates to our Board, and is required to be composed entirely of independent directors. Our Nominating and Governance Committee may receive suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Nominating and Governance Committee for such candidates. Our Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates.

Our Nominating and Governance Committee will also consider on the same basis nominees recommended by stockholders for election as a director. Recommendations should be sent to our Secretary and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. In order for any candidate to be considered by our Nominating and Governance Committee and, if nominated, to be included in our proxy statement, such recommendation must be received by the Secretary within the time period set forth under “Proposals of Stockholders,” below.

Our Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board. In evaluating the suitability of individual candidates, our Nominating and Governance Committee takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of our business; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. Our Nominating and Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to our Board during their current term.

Once a person has been identified by our Nominating and Governance Committee as a potential candidate, our Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating and Governance Committee determines that the candidate warrants further consideration, the Chair of the Committee or another member of our Nominating and Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Nominating and Governance Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Nominating and Governance Committee may consider all such information in light of information regarding any other candidates that our Nominating and Governance Committee might be evaluating for nomination to our Board. Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate’s accomplishments.

Our Nominating and Governance Committee may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Nominating and Governance Committee’s evaluation process does not vary based on the source of the recommendation, though in the case of a stockholder nominee, our Nominating and Governance Committee and/or our Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. Our Nominating and Governance Committee also has authority to develop and recommend to the Board a set of corporate governance principles, to evaluate the nature, structure and operations of the Board and its committees and to make recommendations to address issues raised by such evaluations. During the fiscal year ended March 31, 2023, our Nominating and Governance Committee held four (4) meetings. Our Nominating and Governance Committee’s current charter is posted on our internet website at www.nextgen.com.

Proxy Access

Our Bylaws provide for “proxy access” by permitting a stockholder or group of no larger than 20 stockholders holding 3% or greater ownership of NextGen Healthcare, Inc.’s common stock for three years the opportunity to include our proxy materials a number of nominees for election as directors up to the greater of 2 and 20% of the Board of Directors.

Majority Voting for Directors with Plurality Carve-out For Contested Elections; Director Resignation Policy

Our Bylaws provide that, in the case of an uncontested director election (i.e., where the number of nominees is the same as the number of directors to be elected), each director shall be elected by the vote of the majority of the votes cast with respect to such director’s election, and in the case of a contested election, directors shall be elected by the vote of a plurality of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such director’s election).

Any incumbent director nominee who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of election directors, where the election is uncontested, must tender his or her resignation to the Board, which resignation shall be contingent on the acceptance by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The Nominating and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board will act on the tendered resignation, and publicly disclose its decision and rationale, within 90 days following certification of the stockholder vote. The Nominating and Governance Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our Charter and Bylaws.

Compensation Committee

Our Board has a Compensation Committee that consists of Mr. Barbarosh (Chair), Ms. Klapstein, and Dr. McGinty.

Our Compensation Committee is composed entirely of independent directors under Nasdaq rules, and is responsible for (i) ensuring that senior management will be accountable to our Board through the effective application of compensation policies, (ii) monitoring the effectiveness of our compensation plans applicable to senior management and our Board (including committees thereof) and (iii) approving the compensation plans applicable to senior management. Our Compensation Committee establishes and approves compensation policies applicable to our executive officers. During the fiscal year ended March 31, 2023, our Compensation Committee held four (4) meetings. Our Compensation Committee’s current charter is posted on our internet website at www.nextgen.com.

Our executive officers have played no role in determining the amount or form of director compensation. At the request of the Compensation Committee, our executives provide information from time to time to our Compensation Committee about certain accomplishments, recommendations, qualitative assessments or other metrics regarding the NEOs to assist our Compensation Committee in making compensation decisions for the NEOs. We also have conducted discussions with our NEOs concerning information regarding their performance and prospects.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee shall assess whether work performed or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Compensation Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also consults publicly available compensation data from time to time as part of its Board and executive compensation decisions. For fiscal year 2023, there were no conflicts of interest with respect to any compensation advisers.

Related Matters

Audit Committee Report

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Exchange Act, or the liabilities of Section 18 of the Exchange Act. The Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

Our Audit Committee reports to our Board and provides oversight of our financial management, independent registered public accounting firm, and financial reporting system, including accounting policy. Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion on those statements and on management’s assessment of internal control over financial reporting and for reviewing our quarterly financial statements. The Audit Committee has reviewed and discussed our audited consolidated financial statements and the assessments of internal control contained in its annual report on Form 10-K for the fiscal year ended March 31, 2023, with management and our independent registered public accounting firm.

The Audit Committee selects and retains the independent registered public accounting firm, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has received from our independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm its independence.

The Audit Committee discussed the overall approach, scope and plans for its audit with our independent registered public accounting firm. At the conclusion of the audit, the Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal control and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2023, and for filing with the SEC.

The Audit Committee has re-appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2024.

AUDIT COMMITTEE

George H. Bristol, Chair

Julie Klapstein Pamela Puryear

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or code of ethics, that applies to our Chief Executive Officer (principal executive officer), Chief Financial Officer (our principal financial officer), Chief Accounting Officer (principal accounting officer), as well as all directors, officers and employees of the Company. Our code of ethics is posted on our internet website located at www.nextgen.com and may be found as follows: From our main web page, click on “NXGN Investors”, then click on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our website, at the address and location specified above.

Security Holder Communications with our Board

Stockholders and interested parties who wish to communicate with any member (or all members) of our Board, or our independent directors as a group, any Board committee or any Chair of any such committee, may do so by sending written communications electronically. Correspondence should be addressed to the intended recipient in care of our Secretary, Jeffrey D. Linton, at secretary@nextgen.com.

All communications received as set forth in the preceding paragraph will be reviewed by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board, any group or committee of directors, our Secretary will forwarded to each director who is a member of the group or committee to which the communication is addressed.

CORPORATE SOCIAL RESPONSIBILITY

We strive to create a respectful, diverse, ethical, environmentally sustainable, safe, healthy, and inclusive workplace culture in order to bring out the best in our employees and for our community. We also seek to develop inspiring and caring leaders by supporting community service and volunteer opportunities for our employees. In addition, we are dedicated to providing the best training and professional development opportunities to our employees in order to promote engagement, retention, and performance. We are committed to creating a diverse and inclusive work environment of equal opportunity, where employees feel respected and valued for their contributions. We embrace varied viewpoints, culture, and expertise. We regularly engage with our Board of Directors on strategies, participation, and impact of these initiatives.

TALENT, CULTURE AND ENGAGEMENT

Recruitment, Development and Retention

•
Our recruiting, development, and retention objectives focus on attracting skilled and engaged employees who contribute the talent and diverse perspectives critical to our innovative, forward-looking, and inclusive workforce. To ensure transparency and with a desire to mitigate bias, we conduct panel and round robin interviews for hiring and promotion.
•
We have a range of programs and initiatives to nurture talent, encourage innovation and promote professional development. We maintain an organizational development group focused on all aspects of employee development including management and leadership and skill building. We also sponsor 24/7 on-demand training for employee certifications and relevant career-based skillsets and provide education reimbursement for continued education.
•
We invest in our employees through high-quality benefits and various health and wellness initiatives and offer competitive compensation packages.

Engagement

•
We track our employee engagement and culture scores annually, through an annual VOTE (Voice of The Employee) survey, and monthly, through our Employee Experience Monitor. We communicate openly and frequently with our employees through town halls and other forums.
•
We maintain several employee recognitions programs.
•
We were named one of America’s most trusted companies by Newsweek and one of America’s best mid-size employers by Forbes, both for the second consecutive year.

Diversity, Equity, Inclusion and Belonging

•
Our Employee Resource Groups (ERGs), which are employee-led communities formed around common backgrounds, interests, and issues, give a collective voice to our diversity. Our ERGs focus their efforts on culture, career, market, and community. They communicate directly with senior leadership through Listening Sessions with our CEO and other C-level executives.
•
AAPI (Asian American Pacific Islander)
•
ABLED (Awareness Benefiting Leadership & Employees About Disabilities)
•
beING (Black Equity and Inclusion at NextGen)
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NextGEn United
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Generational and Allies
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LatinX
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LGBTQ+

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Military/Veterans and Allies
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Remote Engagement
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Working Parents, and
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Women-In-Tech
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Woman@NextGen Network
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Our BELONG (Bringing Employees to Leadership Opportunities at NextGen) sponsorship program pairs a senior member of our organization (the sponsor) with a more junior, underrepresented member (the protégé) with the goal of career clarity and potential advancement.
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Our training and leadership development programs include facilitated discussions on topics that address implicit bias, dimensions of diversity, allyship, and inclusive leadership.
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With our flexible work policies and transition to remote work strategy, we have expanded our ability to hire and retain talent in geographies where we do not have physical offices, allowing for us to access a broader, more diverse talent pool.

Health, Safety and Well-Being

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We remain committed to ensuring the safety and well-being of our employees. As the pandemic continued into fiscal year 2023, we became a fully remote organization, improving the employee experience.
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We promote health and well-being by offering programs, benefits, and resources to support whole-person care. Our #NextGenMind campaign emphasizes the connection between mental and physical health.

Community

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We believe that supporting community and volunteer service among our employees builds a strong culture and caring leaders. Throughout the year, our Days of Caring program provides opportunities for team members to participate in various activities that promote the spirit and value of volunteerism.
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We provide paid time off for employees to contribute their time and talents to recognized charities, causes, and not-for-profit organizations through our Volunteer Time Off (VTO) program. We have employee sponsored resources for team members in need.
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Our Bangalore Development Center in India, under the leadership of its Corporate Social Responsibility Committee, conducts community relations activities every quarter to advance and support women’s empowerment, improve health, support education, and help fight poverty.

ENVIRONMENT AND CORPORATE SUSTAINABILITY

Although as a software and services company our business has low environmental impact by its nature, we embrace sustainable, environmentally friendly practices and assess opportunities to reduce our corporate footprint, promote energy efficiency and reduce waste.

Reducing our Carbon Footprint

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With our permanent transition to remote work, we have significantly decreased our office footprint, related waste generation and the environmental burden of commuting. We support our workforce through technology tools that enable virtual communication and collaboration.
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We have consolidated our corporate data centers, reducing excess energy use.

Facilities; Sustainability

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We have significantly reduced our number of facilities and, as a result, the number of employees commuting to a physical office. As of the date of filing, less than 1% of employees regularly commute to an office.
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We strive to reuse or recycle our corporate IT equipment across our workforce and follow applicable guidelines for disposal of electronic waste.

Risk Management

•
Our disaster recovery and business continuity plans, including systems redundancy, physical security measures and use of third-party cloud-based service providers, will help mitigate the potential adverse effects of climate-related natural disasters.

ENABLING ESG PERFORMANCE THROUGH OUR SOLUTIONS AND PARTNERSHIPS

•
Through our partnership with Amazon Web Services (AWS)—which has scale to achieve higher resource utilization and efficiency than typical on-premises data centers—we provide energy efficient and secure cloud-based data storage options for our clients.
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Our cloud offerings have a potentially positive impact on energy and resource use, as they are more efficient than decentralized, on-premises solutions. We recently expanded our partnership with AWS to accelerate our development and delivery of cloud-based health IT solutions.
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Our telehealth and mobile solutions increase accessible care, while also helping reduce greenhouse emissions associated with travel to medical services.
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We believe that technology, including our connected health and data analytics offerings, will play a key role in a future without health disparities.
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Our solutions and services have a direct impact on patient care, thereby contributing to the global sustainability objective of ensuring quality healthcare.
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Participated in industry events and conferences on the topics of interoperability and health equity, including HIMSS’ Health Equity Sessions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

During fiscal year 2023, our Audit Committee was responsible for reviewing and approving transactions with related persons. Our Board and Audit Committee have adopted written related party transaction policies and procedures relating to approval or ratification of transactions with related persons. Under the policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require our Audit Committee’s approval and either approve or disapprove of our entry into the related party transactions, subject to certain exceptions, by taking into account, among other factors the committee deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in any discussion or approval of a related party transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

Under the policies and procedures, a “related party transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $30,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest. A “related party” is any person who is or was since the beginning of our last fiscal year an executive officer, director or Board-approved nominee for election as a director and inclusion in our proxy statement at our next annual stockholders’ meeting, any greater than 5% beneficial owner of our common stock known to us through filings with the SEC, any immediate family member of any of the foregoing, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or holds a similar position or in which such person has a 5% or greater beneficial ownership interest. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Our Audit Committee has reviewed and pre-approved certain types of related party transactions described below. In addition, our Board has delegated to the Chair of our Audit Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $15,000. Pre-approved interested transactions include:

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Employment of executive officers if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our Company, the related compensation would be reported in our proxy statement if the executive officer was an “NEO,” and our Compensation Committee approved (or recommended that our Board approve) the compensation.
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Any compensation paid to a director if the compensation is required to be reported in our proxy statement.
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Any transaction with another enterprise at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that enterprise, if the aggregate amount involved does not exceed the greater of $30,000 or 5% of that enterprise’s total annual revenues.
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Any charitable contribution, grant or endowment by use to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000 or 5% of the charitable organization’s total annual receipts.
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Any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

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Any transaction over which the related party has no control or influence on our decision involving that related party where the rates or charges involved are determined by competitive bids.
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Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or services made available on the same terms and conditions to persons who are not related parties.

Related Person Transactions

Indemnification Agreements

We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Articles of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued pursuant to awards under all of our equity compensation plans as of March 31, 2023.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,155,473	(1)	$14.75	(2)	4,760,467	(3)
Equity compensation plans not approved by security holders(4)	425,666	(5)	—		159,384	(6)
Total	2,581,139		$14.75		4,919,851

(1)
Represents 1,130,813 shares of common stock underlying outstanding options and 1,024,660 shares issuable pursuant to outstanding performance stock units at “target” under our 2015 Equity Incentive Plan and all outstanding performance stock units granted during fiscal year 2023 under our 2015 Equity Incentive Plan assuming all stock price hurdles are achieved.
(2)
Represents the weighted average exercise price of options and is calculated without taking into account the shares of common stock issuable pursuant to outstanding performance stock units at “target” and all outstanding performance stock units granted during fiscal year 2023 under our 2015 Equity Incentive Plan assuming all stock price hurdles are achieved.
(3)
Represents 1,811,457 shares of common stock available for issuance under our 2015 Equity Incentive Plan and 2,949,010 shares of common stock available for issuance under our 2014 Employee Share Purchase Plan (of which 639,000 shares were eligible to be purchased during the offering period in effect on March 31, 2023) (the “ESPP”).
(4)
In September 2021, we adopted our 2021 Employment Inducement Equity Incentive Plan (the “Inducement Plan”) and initially reserved 1,500,000 shares of common stock for issuance under the Inducement Plan. The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board or the Board of Directors or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. The terms of the Inducement Plan are substantially similar to the terms of our 2015 Equity Incentive Plan, with the exception that incentive stock options may not be granted under the Inducement Plan. The material features of the 2021 Inducement Plan are more fully described in Note 16 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.
(5)
Represents 48,666 shares issuable pursuant to outstanding performance stock units for which the relevant performance targets have already been achieved but which remain subject to time-based vesting, 83,000 shares issuable pursuant to outstanding performance stock units at “target” under the Inducement Plan, and an additional 294,000 shares issuable pursuant to outstanding performance stock units at “maximum” achievement under the Inducement Plan.
(6)
Represents 159,384 shares of common stock available for issuance under our Inducement Plan and all remaining performance stock units under the Inducement Plan assuming all stock price hurdles are achieved.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the Company’s executive compensation philosophy and program, the decisions the Compensation Committee made with respect to the Company’s fiscal year 2023 executive compensation program, and the factors that the Compensation Committee considered in making those decisions. The Company’s named executive officers (our “NEOs”) for fiscal year 2023 were:

David Sides – President and Chief Executive Officer

James R. Arnold, Jr. – Executive Vice President and Chief Financial Officer

Jeffrey D. Linton – Executive Vice President, General Counsel and Secretary

Srinivas S. Velamoor – Executive Vice President, Chief Growth Officer

Mitchell L. Waters – Executive Vice President, Commercial Growth

David A. Metcalfe – Former Executive Officer and Chief Technology Officer*

* Effective February 17, 2023, Mr. Metcalfe ceased serving as our Executive Vice President and Chief Technology Officer.

Executive Summary

NextGen Healthcare, Inc. is a leading provider of innovative, cloud-based healthcare technology solutions that empower ambulatory healthcare practices to manage the risk and complexity of delivering care in the rapidly evolving U.S. healthcare system. Our combination of technological breadth, depth and domain expertise makes us a preferred solution provider and trusted advisor for our clients. In addition to highly configurable core clinical, practice management and financial capabilities, our portfolio includes tightly integrated solutions that deliver on ambulatory healthcare imperatives including population health, care management, patient outreach, managed services, telemedicine and nationwide clinical information exchange. We compete for executive talent with a broad range of companies that are leaders in the software and healthcare information technology industries. Our compensation program is intended to:

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align management’s interests with the interests of our clients and stockholders;
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reward strong Company financial performance;
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provide responsible and balanced incentives; and
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allow us to attract and retain effective executive leadership.

Accomplishments During Fiscal Year 2023

NextGen Healthcare is committed to creating better healthcare outcomes for all and continues to reinvest in its business to achieve its vision and long-term growth agenda. Achievements in fiscal year 2023 include:

➣
19% annualized total stockholder return (TSR) over the three fiscal years that ended with fiscal 2023, which exceeded the 65th percentile TSR of our compensation peer group over the same time period; furthermore, our three-year TSR ending with fiscal 2023 also exceeded the total return of the Russell 2000 Index over this time period.
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Generated total revenue of $653.2 million compared to $596.4 million for the same period a year ago, an increase of 9.5% (following a record prior year).
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Recorded total bookings, which reflects annual contract value, of $166.5 million, or 9.2% growth over fiscal 2022, with net new client wins contributing about 25% of total bookings.

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Issued $275.0 million convertible senior note with concurrent $40 million share repurchase.
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Acquired TSI Healthcare, a long-standing partner providing purpose-built clinical content and a differentiated service-oriented client experience.
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Divested our commercial dental assets, which further focused the company on our core mission.

These achievements demonstrate how our plan for business success is well underway, even in the midst of a challenging macroeconomic environment.

Overview of Executive Compensation Program

Executive Compensation Program Best Practices

We are committed to maintaining good corporate governance standards with respect to our compensation program, procedures, and practices. As such, our Company’s and Compensation Committee’s practices include the following:

What We Do	What We Don’t Do
We have a Compensation Committee comprised of entirely independent directors that designs and oversees our executive compensation program	We do not pay tax gross-ups on any severance payments

We utilize multiple performance metrics in our incentive-based compensation to mitigate risk and create alignment with stockholder long-term interests	We do not reprice stock options and our equity plans prohibit repricing stock options without stockholder approval

Significant portion of NEO equity awards are performance contingent and tied to the Company’s financial performance and stockholder returns	We do not have excessive perquisites; no corporate aircraft

We have a robust clawback policy and we intend to adopt a clawback policy that complies with the updated listing standards of the Nasdaq Stock Market prior to the required adoption date	We do not have executive supplemental pension benefits

We have robust anti-hedging and anti-pledging policies	We do not maintain uncapped executive incentive plans; annual and long-term incentives have maximum payouts

We have robust stock ownership guidelines for our executive officers and non-employee directors

We engage a fully independent compensation consultant who utilizes a peer group, which is approved by our Compensation Committee, for evaluating Company pay practices

Annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our stockholders

We engage with stockholders as appropriate and consider their input in designing the Company’s executive compensation programs

Significant at-risk compensation for NEOs

Stockholder Feedback on Executive and Director Compensation and Actions in Response

The Compensation Committee considers the outcome of the Company’s annual say-on-pay vote when making decisions regarding the Company’s executive compensation program. At our annual meeting of stockholders in August 2022, approximately 86.3% of the votes cast (excluding abstentions and broker non-votes) were cast in favor of the non-binding advisory vote to approve the compensation of our named executive officers as disclosed in that year’s proxy statement. This was significantly higher than the support of approximately 41.5% of the votes cast in the prior year (which occurred in the context of a proxy contest launched by the Company’s founder and largest stockholder), but lower than the support of approximately 97.5% of the votes cast in the prior three years.

Following last year’s annual meeting of stockholders, the Chair of our Compensation Committee met with the Company’s four largest institutional stockholders to discuss executive compensation matters.

Additionally, commencing in fiscal year 2022 and continuing through fiscal year 2023, we meaningfully enhanced our stockholder engagement program, with focus on both active and passive institutional investors within the top 50 stockholder base.

The feedback gathered during these conversations helped inform the Compensation Committee’s decisions about executive and director compensation. A summary of the specific feedback we received from our stockholders, and the specific actions we took in response to the feedback, is provided below:

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PSUs should be tied to strategic growth financial metrics and TSR. Stockholder feedback demonstrated a strong preference for performance-based equity with a focus on growth. In response, we adopted a new PSU design for fiscal 2023 tied to long-term FY25 revenue and FY25 adjusted EBITDA performance goals, with an absolute TSR modifier after the three-year period that also requires price growth of 10% to avoid a reduction in earnout. The PSUs vest after three years upon the achievement of specified rigorous long-term performance goals, including meaningfully increasing fiscal year 2025 revenue and adjusted EBITDA, subject to modification up or down based on cumulative 3-year TSR.
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No large, one-time equity grants. Stockholder feedback indicated a negative view toward large one-time grants for executives. The Company did not make any large, one-time equity grants in fiscal year 2023, and, after receiving this feedback, does not plan to make any large, one-time grants of equity-based awards in the future, except that the Company does, from time to time, make one-time grants to new executives upon joining the Company, consistent with market practice.

We have received support and positive feedback from our stockholders of the Committee’s actions, responsiveness, and intentions. We believe that our robust dialogue on these and other topics demonstrates our commitment to strong corporate governance and market-based compensation structures. We will continue to regularly engage with our stockholders on compensation matters and will continue to address issues and suggestions received through these stockholder efforts. As our stockholders’ views and market practices on executive compensation evolve, the Committee will continue to evaluate and, when appropriate, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.

Overview of Fiscal Year 2023 Executive Compensation Program

Over the past several years, the Compensation Committee revised the design and philosophy of our executive compensation program so that it more closely aligns with the Company’s strategy and market trends. We believe a significant portion of our NEOs’ compensation should be variable, at risk and tied directly to measurable performance. Consistent with these principles, a significant portion of our NEOs’ compensation is in the form of performance-based incentives that are earned upon the attainment of pre-established performance goals. The structure of the fiscal 2023 compensation program remained consistent with recent years, except (i) the performance-based award design was changed to be based on fiscal year 2025 revenue and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), with a 3-year TSR modifier, so that awards are earned for multi-year operating performance and stock return, and (ii) the cash bonus plan was changed to be based on revenue and adjusted EBITDA (as opposed to revenue and non-GAAP EPS). The Committee selected adjusted EBITDA as it reflects profit from controllable operations better than Non-GAAP EPS. Additionally, stockholder feedback emphasized aligning the plan with our peers and data show that EBITDA is the most common profit measure used by our peers in their bonus plans and only one peer uses EPS.

Set forth below is an overview of the key compensation decisions related to our fiscal year 2023 executive compensation program:

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Typical NEO Base Salary Increases: For fiscal year 2023, the Compensation Committee increased base salaries for our NEOs by an average of 4.3% over the previous year’s levels, consistent with the budgeted salary increases for our other employees.
•
Cash Bonuses Tied to Pre-Established Performance Objectives: For fiscal year 2023, the Compensation Committee did not increase the target cash bonuses of the NEOs (as a percentage of their base salaries). The fiscal year 2023 cash bonus program for the NEOs had two performance measures, revenue and adjusted EBITDA, and NEO bonuses were funded formulaically based on results compared to the pre-established goals.
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Performance-Based Equity Awards: The Compensation Committee continued emphasizing equity compensation by granting annual equity awards in the form of restricted stock awards (“RSAs”) and performance stock units (“PSUs”). The equity awarded to Mr. Sides under the fiscal year 2023 executive compensation program was weighted so that a majority was performance based with approximately 60% to PSUs and 40% to RSAs and the equity awarded to Messrs. Arnold, Metcalfe, Linton, Velamoor and Waters was weighted approximately 50% to PSUs and 50% to RSAs, to ensure a performance-based orientation.

The total compensation to Mr. Sides was set in a median range and was considerably lower in fiscal 2023 than in fiscal 2022 because fiscal 2022 included special one-time new hire and buy-out awards that were not continued in fiscal 2023.

Compensation Philosophy and Objectives

The Compensation Committee regularly assesses the Company’s compensation philosophy as well as target and actual compensation. The Compensation Committee is comprised solely of independent directors and is responsible for overseeing the Company’s overall compensation program, designing, and managing our executive compensation program and making recommendations to the Board concerning compensation matters for our employees and directors. The Compensation Committee works to ensure our executive compensation program is responsible, balanced, performance-based, and competitive. The program is designed to reward achievement of specific performance goals. By rewarding strong management performance, our executive compensation program ensures that management’s interests are aligned with our stockholders’ interests, with the ultimate objective of improving stockholder value.

Role of the Compensation Committee

The Compensation Committee designs compensation packages for our executive officers that include equity-based compensation as a key component to further align the interests of our executive officers with those of our stockholders by encouraging long-term performance. The Compensation Committee strives for the program to enable us to recruit, retain and develop effective executive talent by creating compensation opportunities that are fair in light of the Company’s performance and market position.

The Compensation Committee holds meetings following the end of the fiscal year without any members of management present to consider and approve executive officer bonuses earned under the prior fiscal year’s compensation program and approve the salary and cash bonus compensation program for the next fiscal year. The Compensation Committee meets approximately mid-way through each fiscal year to determine executive officer equity awards. During the process, the Compensation Committee discusses the performance of the executive officers as well as market and industry data on compensation metrics and best practices. The Compensation Committee met four (4) times during fiscal year 2023.

The Compensation Committee annually assesses our Company-wide compensation structure, program and practices. Pursuant to this assessment, the Compensation Committee believes that the market level, the balance of cash and equity compensation, and the performance measures used in our compensation program are effective and that our compensation program does not encourage excessive risk taking.

Role of Independent Compensation Consultants

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee assesses whether work performed, or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present Peer Group compensation data to the Compensation Committee. For fiscal year 2023, our Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant, and there were no conflicts of interest with respect to this adviser.

Role of the Chief Executive Officer and Executive Management

At the Compensation Committee’s request, the Company’s Chief Executive Officer, Mr. Sides, provides input regarding the performance and appropriate compensation of the Company’s other NEOs. The Compensation Committee considers Mr. Sides’ input because of his direct knowledge of each NEO’s performance and contributions. The Compensation Committee sets the compensation of the Company’s other executive officers after considering Mr. Sides’ input.

Role of Peer Companies and Competitive Market Data

When evaluating the future contribution potential of an executive officer, the Compensation Committee considers both past contribution and anticipated future contributions to our success. To a lesser extent, the Compensation Committee takes note, on an informal basis, of the competitive rates of pay in the corporate community, generally, and the relative standing of our compensation practices to a peer group of similarly sized healthcare information technology/services and business software companies, as well as internal relationships between the officers.

Working with FW Cook, the Compensation Committee reviewed the fiscal year 2022 peer group to ensure continued appropriateness and determined to not make any changes for fiscal year 2023 because it was viewed as still relevant in terms of size and industry. Accordingly, the peer group used to evaluate fiscal year 2023 compensation decisions consisted of the 22 U.S.-based publicly traded healthcare IT/services and business software companies listed below (the “2023 Peer Group”):

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2U
•
8x8
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ACI Worldwide, Inc.
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Allscripts Healthcare Solutions, Inc.
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Benefitfocus
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Blackbaud, Inc.
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Bottomline Tech
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CommVault Systems, Inc.
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Computer Programs & Systems, Inc.
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Evolent Health
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Manhattan Associates Inc.
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MicroStrategy Incorporated
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Omnicell, Inc.
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OneSpan
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Phreesia
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Progress Software Corporation
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PROS Holdings
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R1 RCM
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SPS Commerce, Inc.
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Tabula Rasa Healthcare
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Tivity Health
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Yext

The composition of the 2023 Peer Group is based on market capitalization, revenue, and other available data. On an overall basis, the Company’s goal is to target total compensation for NEOs at a level that is competitive, but there is no official target percentile and other important considerations include each executive’s particular experience, unique and critical skills, scope of responsibilities, proven performance, succession management and retention considerations, and the need to recruit new executives. The Compensation Committee analyzes base pay, target cash compensation and target total direct compensation within this broader context.

Components of the Executive Compensation Program

Our executive compensation program consists of base salary, annual performance-based cash program and long-term incentives in the form of equity awards. A significant portion of our NEOs’ compensation is variable, at risk and tied directly to measurable performance. The structure of our compensation program and the key features of each of these components is summarized in the table below:

Element	Purpose & Characteristics	Features
Base Salary
•
 Stable and fixed level of cash compensation to ensure a degree of certainty relative to each NEOs’ variable compensation.
•
 Compensates for day-to-day job responsibilities.
•
 Reviewed annually and adjusted when appropriate based on individual performance, expanded duties and changes in the competitive marketplace.
•
Competitive base salaries help attract and retain executive talent.

•
Initial base salaries of our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired, considering his or her qualifications, experience, comparable market data and prior salary level.
•
Thereafter, the Compensation Committee reviews, and adjusts as necessary, base salaries for each of our executive officers, at a minimum annually as part of our Compensation Committee’s performance review process.
•
 The Compensation Committee also considers how an executive’s base salary compares to the base salaries of the other executives (i.e. internal equity).
•
Increases are not automatic or guaranteed, to promote a performance culture.

Annual Cash Bonus	• Target incentive opportunity (set as a percentage of base salary) tied to the achievement of annually established Company financial and operating plan goals. • Payable in cash.
•
 Target award values, metrics, and goals are evaluated and established each year for alignment with business strategy, internal budget, as well as Company and industry dynamics.
•
Increases to target bonus as a percentage of salary are not automatic or guaranteed.
•
 No uncapped opportunities.

Long-Term Incentives
•
Helps ensure executive compensation is directly linked to the achievement of our long-term objectives.
•
Creates an ownership culture by aligning the interests of our NEOs with the creation of value for our stockholders.
•
Restricted stock awards (“RSAs”) are designed to further our goal of executive retention and to motivate an executive to remain with the Company and to align an executive’s interests with stockholders
•
PSUs reward executives for achieving pre-established financial, operational and market goals and creating long-term stockholder value.

•
Target award value, metrics, and goals reviewed annually.
•
Delivered through RSAs and PSUs.
•
RSAs generally vest ratably over a three-year period
•
 PSUs vest at the end of an applicable multi-year performance period based on the achievement of performance goals and TSR during the period.
•
 Awards are consistent with the Compensation Committee’s guiding principles in that a majority of these long-term incentives are performance-based and all are equity-based.

Base Salary

The Compensation Committee reviews base salaries annually and considers several factors when evaluating potential adjustments including peer group data and individual performance. The Compensation Committee maintained executive base salary increases modest, at an average of 4.3% for fiscal year 2023, in order to remain consistent with increases provided to the rest of the Company and to maintain a focus on long-term incentive compensation. Fiscal year 2023 base salaries were as follows:

Name	Fiscal 2023 Base Salary ($)	Fiscal 2022 Base Salary ($)	Percentage Increase
David Sides	709,000	675,000	5%
James R. Arnold, Jr.	541,000	515,000	5%
Srinivas Velamoor	525,000	500,000	5%
David A. Metcalfe*	501,000	489,000	2.5%
Mitchell L. Waters	403,000	380,000	6%
Jeffrey D. Linton	406,000	397,000	2.5%

* Effective February 17, 2023, Mr. Metcalfe ceased serving as our Executive Vice President and Chief Technology Officer.

Cash Bonuses

For fiscal year 2023, the Compensation Committee did not increase the target cash bonus opportunities for our NEOs, which are expressed as a percentage of base salary. The following table sets forth the potential cash incentive bonuses payable to each of our NEOs under the fiscal year 2023 executive compensation program.

Name	Target Bonus as a % of Base Salary	Target Cash Bonus Amount ($)
David Sides	100%	709,000
James R. Arnold, Jr.	80%	432,800
David A. Metcalfe*	75%	375,750
Srinivas Velamoor	75%	393,750
Mitchell L. Waters	40%	161,200
Jeffrey D. Linton	70%	284,200

* Effective February 17, 2023, Mr. Metcalfe ceased serving as our Executive Vice President and Chief Technology Officer. Mr. Metcalfe was not eligible to receive a cash bonus for fiscal year 2023.

Bonus Metrics and Goals

Under our fiscal year 2023 executive cash incentive bonus program, each of our NEOs was eligible to earn a cash incentive bonus based on two equally weighted performance measures: (i) revenue for fiscal year 2023 and (ii) adjusted EBITDA for fiscal year 2023. The Committee selected adjusted EBITDA as it is reflects profit from controllable operations better than Non-GAAP EPS. Additionally, stockholder feedback emphasized aligning the plan with our peers and data show that EBITDA is the most common profit measure used by our peers in their bonus plans and only one peer uses EPS. The metrics were selected because the Company believes that it is critical to both increase top-line contribution and that the revenue should be profitable for stockholders. These annual performance metrics are the same measures of financial performance that the Company reports to its stockholders on a quarterly basis. These performance measures recognize success on execution of our business plan, which is focused on increasing long-term revenue growth and operating margin, and which we believe will create long-term value for our stockholders. For fiscal year 2023, the maximum payout opportunity was 150% of the target amount, consistent with the maximum payout opportunity in fiscal 2022. The Compensation Committee determined that achievement of 150% payouts for either revenue or adjusted EBITDA represented significant stretch goals which they determined created the right incentives with opportunities for larger payouts aligned with stretch performance.

Revenue

Each executive officer was eligible to earn half of their bonus for revenue, with the goal set at $649.9 million in revenue for fiscal 2023 (a 9% increase over $596.4 million revenue achieved in fiscal year 2022). The threshold revenue to earn any of the revenue portion of the bonus set 5.7% higher than the fiscal 2022 result, and the maximum requiring growth of 10.8% over fiscal year 2022 results.

Adjusted EBITDA

Each executive officer was eligible to earn half of their bonus for achieving adjusted EBITDA of $116.2 million during fiscal year 2023 (a 1.75% increase over $114.2 adjusted EBITDA achieved in fiscal year 2022). The adjusted EBITDA goal was viewed as challenging given customer demand for lower-margin business, accelerated investments in technology along with additional investment in sales, services, and centers of excellence.

The table below depicts the performance schedule and payout range of the revenue and adjusted EBITDA performance measures for the fiscal year 2023 cash incentive bonus program:

		Performance Schedule			Corresponding Payout Range (% of Target)
	Weight	Thresh.	Goal	Max.	Thresh.	Goal	Max.
Revenue ($M)	50%	$630.4	$649.9	$660.9	0%	100%	150%
Adjusted EBITDA	50%	$110.4	$116.2	$124.3	0%	100%	150%

Outcomes

Our revenue for fiscal year 2023 was $653.2 million, which was above the goal and our adjusted EBITDA for fiscal year 2023 was $111.7 million, which was below the $116.2 million goal, but above the threshold. Adjusted EBITDA was short of the goal in part, due to customer demand for lower-margin business, accelerated investments in technology along with additional investment in sales, services, and centers of excellence. Accordingly, the bonus payout for revenue performance was 112.4% target and the bonus earnout for adjusted EBITDA was 42.5% target. Based on the combined achievements of the performance measures, the NEOs employed at the end of the fiscal year earned cash incentive bonus payments at 77.4% of their target bonus levels. The cash incentive bonus payment outcomes for our NEOs are set forth in the table below. These reflect the bonus formula without any discretion applied.

Name	Target Cash Bonus	Cash Bonus Earned
David Sides	709,000	548,766
James R. Arnold, Jr.	432,800	334,987
David A. Metcalfe*	375,750	—
Srinivas Velamoor	393,750	304,763
Mitchell L. Waters	161,200	124,769
Jeffrey D. Linton	284,200	219,971

* Effective February 17, 2023, Mr. Metcalfe ceased serving as our Executive Vice President and Chief Technology Officer. Mr. Metcalfe was not eligible to receive a cash bonus for fiscal year 2023.

Non-GAAP Financial Measure Reconciliation

Under our fiscal year 2023 executive compensation program, the cash incentive bonus performance measures are revenue and adjusted EBITDA. These performance measures recognize both long-term value creation and short-term success on execution of our business plan. For these reasons, we believe these are appropriate performance measures for our executive cash incentive bonus plan. Adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) performance measure. A reconciliation of this performance measure to its most directly comparable financial measures prepared in accordance with GAAP is provided below. A presentation of our reconciliation of non-GAAP performance measures with their most directly comparable GAAP financial measures is also available in our press release issued on May 16, 2023 and attached as an exhibit to our current report on Form 8-K filed with the SEC on May 16, 2023.

Non-GAAP financial measures are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for United States GAAP. Pursuant to the requirements of Regulation G, we have provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than we do, which limits comparability between companies. We believe that our presentation of adjusted EBITDA provides useful supplemental information to investors and management regarding our financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We utilize a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2023 was 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company calculates non-GAAP adjusted EBITDA by excluding net acquisition costs, amortization of acquired intangible assets, impairment of assets, restructuring costs, stockholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, other regulatory and litigation matters, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income from operations and then adding back amortization of capitalized software costs and depreciation as presented within the condensed consolidated statements of cash flows.

A reconciliation of adjusted EBITDA with GAAP financial measures (in thousands, except per share data) is set forth in the table below:

RECONCILIATION OF ADJUSTED EBITDA

	Fiscal Year Ended March 31,
	2023	2022
Income from operations - GAAP	$(3,866)	$6,658
Non-GAAP adjustments:
Acquisition costs, net	2,345	—
Amortization of acquired intangible assets	9,035	12,397
Impairment of assets	3,163	3,906
Restructuring costs	2,473	539
Shareholder disputes, other regulatory and litigation matters, and related costs, net of insurance*	36,513	29,747
Share-based compensation	33,458	26,552
Other non-run-rate expenses**	939	4,486
Total adjustments to GAAP income from operations	87,926	77,627
Income from operations - Non-GAAP	84,060	84,285
Amortization of capitalized software costs	22,571	23,016
Depreciation	5,088	6,902
Depreciation and Amortization - Non-GAAP	27,659	29,918
Adjusted EBITDA - Non-GAAP	$111,719	$114,203
Total revenues	$653,172	$596,350
Adjusted EBITDA margin - Non-GAAP	17.1%	19.2%

* Includes $35,095 of legal settlement and related costs associated with the DOJ investigation regulatory matter.

** Other non-run-rate expenses for the year ended March 31, 2023 consist of $740 excess lease-related expense for vacated facilities and $199 of professional services costs not related to core operations.

Other non-run-rate expenses for the year ended March 31, 2022 consist primarily of $1,242 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic, and $39 of professional services costs not related to core operations.

Sales Compensation Plan (Waters)

As our Executive Vice President, Commercial Growth, Mr. Waters’ responsibilities are focused on commercial operations and his compensation includes participation in an annual sales compensation plan with payout tied to company total bookings. Under the fiscal year 2023 Sales Compensation Plan between Mr. Waters and the Company, Mr. Waters was eligible to earn a target incentive of $200,000 based on the Company’s achievement of a pre-determined target total bookings quota of $162.5 million (“Bookings Quota”) for fiscal year 2023. The Bookings Quota was set at a level that was determined to be rigorous and that would require extraordinary efforts, excellent leadership, effective leveraging of our competencies and focus on driving results. The variable incentive is paid linearly until the “target” Bookings Quota is achieved for the year, at which point various accelerators may be triggered that could result in a multiplier of between 2 times to 2.5 times the target incentive, depending on the percentage by which the Bookings Quota has been exceeded, with a multiplier of 2 times for achievement between 101-110% of target, a multiplier of 2.1 times for achievement between 111-125%, a multiplier of 2.2 times for achievement between 126-175%, and a multiplier of 2.5 times for achievement of 176% or above. For fiscal year 2023, we recorded total bookings, which reflects estimated annual value of our executed contracts of $166.5 million for fiscal year 2023 (9.2% growth over fiscal year 2022). This level of total bookings resulted in a payout of $210,000 under the terms of the fiscal year 2023 Sales Compensation Plan, and after the discretionary inclusion of three transactions for which the sales team had substantially concluded work during fiscal year 2023 but which were not executed until April 2023 and reported as bookings for fiscal year 2024, Mr. Waters received a total payment of $235,640 (118% of the target incentive).

Equity Compensation

Equity-based compensation aligns the interests of our management team with those of our stockholders by incentivizing long-term performance. The Compensation Committee approved the equity component of our fiscal year 2023 executive compensation program following its assessment of our executive compensation program and competitive market practice. The Compensation Committee granted our NEOs equity awards in the form of (i) RSAs, subject to time-based vesting and (ii) PSUs, with three-year cliff vesting dependent on fiscal year 2025 revenue and adjusted EBITDA performance as modified by three-year TSR. The RSAs align our NEOs to our stockholders’ interest and foster our NEOs’ long-term retention. The PSUs require multi-year financial growth for minimum funding and are subject to modification by three-year TSR, provide an incentive to execute on the Company’s long-term strategy in a manner that drives stockholder return. For the fiscal year 2023 executive compensation program, approximately 60% of the total equity granted to Mr. Sides, and roughly 50% of the total equity granted to our other NEOs, was in the form of PSUs—reflecting the Compensation Committee’s emphasis on long-term performance. The three-year vesting schedule creates incentives for our NEOs to sustain performance over the long term and to encourage employment retention as the Company executes its business strategy. We anticipate continuing to grant NEO annual awards during the second half of the fiscal year for our fiscal year 2024 executive equity awards, which we anticipate making in late calendar year 2023.

Restricted Stock Awards – Fiscal Year 2023 Annual Awards

Under our fiscal year 2023 executive compensation program, the annual RSAs were granted in October 2022, and vest ratably over three years in annual installments, subject to continued service through each vesting date. The number of RSAs granted to each NEO under the fiscal year 2023 executive compensation program is set forth in the table below:

Named Executive Officer	RSAs	Grant Date Value
David Sides	122,700	$2,400,012
James R. Arnold, Jr.	63,906	1,250,001
Srinivas Velamoor	57,515	1,124,993
David A. Metcalfe	36,299	710,008
Mitchell L. Waters	25,562	499,993
Jeffrey D. Linton	23,006	449,997

Performance Stock Units – Fiscal Year 2023 Annual Awards

Under our fiscal year 2023 executive compensation program, the PSUs awarded in October 2022 to our NEOs are eligible to vest in the event certain performance goals are achieved (and certified by our Compensation Committee) and the executives remained in continuous service through the date of the achievement. The vesting period requires three years of services and also achievement of equally weighted revenue and adjusted EBITDA goals for fiscal year 2025. The PSUs that become “funded” based on revenue and adjusted EBITDA achieved for fiscal year 2025 are then subject to modification, by up to a 40% increase or a 40% decrease, based on the Company’s cumulative three-year TSR on the three-year anniversary of the grant date, which is also the cliff vest date. The three-year TSR modifier requires 10% growth over three years to avoid a reduction to the amounts earned for fiscal 2025 revenue and adjusted EBITDA. The number of shares to be issued may vary between 31% to 210% of the target number of PSUs depending on performance. The fiscal 2025 revenue and adjusted EBITDA goals require meaningful growth over fiscal year 2022 revenue.

The goals used for the PSUs are different from the goals used for the cash bonus program, because they reflect performance for fiscal year 2025 (rather than fiscal year 2023), emphasizing the long-term strategic plan and requiring robust ongoing growth to be achieved.

Named Executive Officer	PSUs (target)	Grant Date FV(1)
David Sides	184,049	$4,198,158
James R. Arnold, Jr.	63,906	1,457,696
Srinivas Velamoor	57,516	1,311,940
David A. Metcalfe	36,299	827,980
Mitchell L. Waters	25,563	583,092
Jeffrey D. Linton	23,007	524,790

(1)
Reflects the grant date fair value of the stock awards, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The weighted-average grant date fair value of $22.81 per share reflects a fair value factor of 116.64% of the grant date share price and was estimated using a Monte Carlo-based valuation model for the awards based on total shareholder return and using a probability adjusted achievement rate combined with the market price of the common stock on the date of grant.

Results of Fiscal Year 2020 PSUs

Under our fiscal year 2020 executive compensation program, the PSUs awarded in December 2019 to Messrs. Arnold, Linton and Metcalfe were eligible to vest in the event certain performance goals were achieved (and certified by our Compensation Committee) and the executives remained in continuous service through the date of the achievement. Approximately 80% of the PSUs were tied to the Company’s fiscal year 2021 revenue and 20% were tied to the Company’s fiscal year 2022 revenue. For each fiscal year, between 0% (for below “threshold” performance) and 150% (for “maximum” performance) of the PSUs eligible to vest based on revenue performance for such fiscal year may be “earned” or “funded” based on actual revenue for such fiscal year. The fiscal year 2021 target revenue goal was $564.7 million. Fiscal 2021 threshold revenue performance was set at $451.8 million and maximum performance was set at $592.9 million. The fiscal year 2022 target revenue goal was $592.9 million. Fiscal year 2022 threshold revenue performance was set at $474.3 million and maximum performance was set at $622.5 million. The PSUs “earned” or “funded” based on fiscal year 2021 and fiscal year 2022 revenue performance were then subject to modification by up to 15% (increase or decrease) based on the Company’s cumulative three-year TSR on the three-year anniversary of the grant date, which was also the cliff vest date. The funded awards under the formula vested on December 27, 2022, as follows:

Named Executive Officer	Vested/Issued(1)
James R. Arnold, Jr.	54,978
David A. Metcalfe	42,215
Jeffrey D. Linton	25,525

(1)
The PSUs were earned under the formula at approximately 107% of target based on revenue results for fiscal years 2021 and 2022 ($556.8 million and $596.4 million, respectively, which represented 96.5% and 105.9% of the target revenue goal for each such fiscal year) with a TSR modifier of +8.5%, based on NextGen’s 20% absolute TSR over the three-year performance period.

Results of Fiscal Year 2021 PSUs

Under our fiscal year 2021 executive compensation program, the PSUs awarded in October 2020 to Messrs. Arnold and Linton were eligible to vest in the event certain performance goals were achieved (and certified by our Compensation Committee) and the executives remained in continuous service through the date of the achievement. The vesting period requires three years of service and also achievement of pre-established goals. Approximately 80% of the PSUs were tied to the Company’s fiscal year 2022 revenue goal and 20% were tied to the Company’s fiscal year 2023 revenue goal. For each fiscal year, between 0% (for below “threshold” performance) and 150% (for “maximum” performance) of the PSUs eligible to vest based on revenue performance for such fiscal year may be “earned” or “funded” based on actual revenue for such fiscal year (they do not vest until three years after grant). The fiscal year 2022 target revenue goal was $565.0 million. Fiscal year 2022 threshold revenue performance was $452.0 million and maximum performance was $593.3 million. The fiscal year 2023 target revenue goal was $600.0 million. Fiscal year 2023 threshold revenue performance was $480.0 million and maximum performance was $630.0 million. The PSUs “earned” or “funded” based on fiscal year 2022 and fiscal year 2023 revenue performance are then subject to modification, by up to 33% increase or 15% decrease, based on the Company’s cumulative TSR on the three-year anniversary of the grant date, which is also the cliff vest date. The funded awards remain subject to vesting until the end of the performance period at the end of October 2023.

Named Executive Officer	Funded Level of PSUs(1)
James R. Arnold, Jr.	135,000
Jeffrey D. Linton	50,144

(1)
The PSUs were “earned” or “funded” at 150% of target based on revenue results for fiscal years 2022 and 2023 ($596.4 million and $653.2 million, respectively, which were 105.5% and 108.9% of the target revenue goal for each of the two fiscal years in the PSU). The funded PSUs are subject to the 3-year TSR modifier which is still in progress.

Results of Fiscal Year 2022 PSUs

Under our fiscal year 2022 executive compensation program, the PSUs awarded to our NEOs are based on four (or five, with respect to Mr. Sides) separate stock price goals (with achievement of each goal measured based on the average closing stock price over a 90-day period during the performance period) on or prior to September 22, 2026, with hurdles set at 25% appreciation increments above $15.50 (the “Base Price”). Any earned PSUs are subject to a 33% per year time-based vesting schedule starting from September 22, 2021 (e.g., if a stock price hurdle is achieved within six months following the beginning of the five-year performance period, the PSUs “earned” as a result of achieving such stock price hurdle would continue to be subject to the time-based vesting requirement and would vest 33% per year starting on each anniversary of the grant date). Tranches that are earned in the final two years of the five-year performance period will vest immediately upon achievement of the applicable stock price hurdle because the three-year vesting requirement was already satisfied.

On April 12, 2022, the Board determined that the first stock price hurdle had been achieved due to the Company’s average closing stock price over a 90-day period exceeding $19.38 per share. As a result, such number of PSUs as were eligible to vest based on such stock price hurdle were deemed “earned” in April 2022, subject to service-based vesting requirements in three equal annual installments ending on September 22, 2022, September 22, 2023, and September 22, 2024. Accordingly, one-third of the PSUs associated with the first stock price hurdle fully vested on September 22, 2022, and the remaining two-thirds of such PSUs will vest in equal installments on September 22, 2023, and September 22, 2024.

Named Executive Officer	Performance-Vested PSUs (or “Earned” PSUs) (1)
David Sides	73,000
James R. Arnold, Jr.	28,200
Mitchell L. Waters	16,356
Jeffrey D. Linton	10,152

(1)
Of the earned PSUs shown above, the following amounts vested on September 22, 2022: 24,334 for David Sides; 9,400 for James R. Arnold, Jr.; 5,452 for Mitchell L. Waters, and 3,384 for Jeffrey D. Linton. The remaining earned PSUs will vest ratably on September 22, 2023 and September 22, 2024.

Other Executive Compensation Matters

Separation, Termination, and Change of Control Payments

We provide our NEOs with certain cash severance benefits and equity acceleration in the event of certain qualifying terminations and, in the case of our PSUs, a change in control. For additional details concerning these matters, please see the section captioned “Potential Payments Upon Termination of Employment or Change-in-Control.”

Other Benefits

We have a 401(k) plan available to substantially all of our employees. Participating employees may defer each year up to the limit set in the Internal Revenue Code of 1986, as amended (the “Code”). The annual company contribution is determined by a formula set by our Board and may include matching and/or discretionary contributions. Matching contributions for the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year Ended March 31, 2023. We have a deferred compensation plan available for the benefit of officers and employees who qualify for inclusion. The plan is described below in connection with the Nonqualified Deferred Compensation Table for Fiscal Year ended March 31, 2023. These retirement plans may be amended or discontinued at the discretion of our Board.

Perquisites and Other Personal Benefits

We do not provide meaningful perquisites or other personal benefits to our NEOs, other than long-term disability insurance, life insurance and 401(k) and deferred compensation match, as detailed in the Summary Compensation Table for Fiscal Year Ended March 31, 2023. We do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

Executive Stock Ownership Guideline

Our executive stock ownership guideline is for executive officers to acquire within five years, and retain for the full duration of their tenure as executive officers, shares of the Company’s common stock with a value of at least six times annual base salary for our Chief Executive Officer and two times annual base salary for our other executive officers. Executive officers who have not achieved the policy requirements within five years are required to hold all of their after-tax profit shares acquired upon option exercises or the vesting of other equity awards.

Insider Trading Policy

We have an insider trading policy that prohibits Board members, officers and all employees from transacting in our Company’s shares while in the possession of material nonpublic information. Our policy also prohibits these individuals from engaging in short-term or speculative transactions in our Company’s shares, including short sales, publicly traded options, hedging transactions, holding Company shares in a margin account, pledging Company shares as collateral and standing and limit orders.

Clawback Policy for Compensation Recovery

We have an executive compensation recovery policy that claws back cash and equity incentive compensation awarded to an executive officer if the result of a performance measure upon which such award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. If the result of a performance measure was considered in determining the award, but the award was not made on a formulaic basis, the Compensation Committee will determine the appropriate amount of the recovery. In addition, the Compensation Committee has the authority to recover cash and equity incentive compensation if an executive officer engaged in intentional misconduct that contributed to an award of incentive compensation that was greater than would have been awarded in the absence of such misconduct. The purpose of this policy is to ensure that actual awards earned match actual performance achieved. Pursuant to the Amended 2015 Plan, the Compensation Committee has the discretion to recover time- and performance-based equity and cash incentive compensation paid to our executive officers, if the compensation would not have been earned based on a material restatement of our financial statements within the prior three years.

In addition to continuing to maintain our existing compensation recovery policy as described above, which applies to all equity awards in the event of a covered recovery event, we plan to adopt a clawback policy compliant with the Nasdaq Stock Market listing rules before December 1, 2023, which will require the Company to recover from current and former executive officers “erroneously awarded compensation” (as defined in the Nasdaq listing rules) in the event of a required accounting restatement.

Tax Implications—Deductibility of Executive Compensation

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and to its current and former named executive officers. For tax years prior to 2018 Section 162(m) did not apply to the chief financial officer, former named executive officers or to certain performance-based compensation. Although the Compensation Committee intends to continue emphasizing performance-based compensation as a means of motivating and aligning or executive’s interests with those of our stockholders, it expects in future to approve and pay compensation that is not tax deductible.

Accounting Implications—Accounting for Stock-Based Compensation

We account for stock-based payments in accordance with Accounting Standard Codification Topic 718, Compensation-Stock Compensation. For further information regarding our accounting for stock-based payments, refer to Note 16 to the Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed with the SEC on May 23, 2023.

Summary Compensation Table for Fiscal Year Ended March 31, 2023

The following table provides certain summary information concerning the compensation for our NEOs for fiscal year 2023 (and, to the extent required by applicable SEC disclosure rules, fiscal years 2022 and 2021).

Name and Title	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
David Sides	2023	$709,009		$—		$6,598,170	$548,766	$—	$39,876	$7,895,821
President and	2022*	355,680		100,000	(5)	14,256,485	1,012,500	—	15,470	15,740,135
Chief Executive Officer
James R. Arnold, Jr.	2023	541,011		—		2,707,697	334,987	—	42,189	3,625,884
Executive Vice President and	2022	515,010		—		2,874,583	618,000	—	33,407	4,041,000
Chief Financial Officer	2021	462,506		—		2,310,300	480,000	—	50,489	3,303,295
David A. Metcalfe	2023	503,576	(6)	—		1,537,989	—	—	26,328	2,067,893
Former Executive Vice President and	2022	489,256		—		1,595,035	550,406	—	20,953	2,655,650
Chief Technology Officer	2021	457,193		—		1,419,217	448,875	—	12,984	2,338,269
Srinivas Velamoor	2023	525,007		—		2,436,933	304,763	—	20,077	3,286,780
Executive Vice President and	2022*	375,006		—		5,905,085	562,500	—	14,583	6,857,174
Chief Growth Officer
Mitchell L. Waters	2023	403,005		—		1,083,085	360,409	—	14,583	1,861,082
Executive Vice President of	2022	376,755		—		1,575,002	467,564	—	19,195	2,438,516
Commercial Growth
Jeffrey D. Linton	2023	406,005		—		974,787	219,971	—	27,293	1,628,056
Executive Vice President and	2022	396,555		—		977,598	416,378	—	18,913	1,809,444
General Counsel and Secretary	2021	370,567		—		858,122	316,932	—	14,215	1,559,836

*Salary information for Mr. Sides in fiscal year 2022 reflects amounts paid to him from September 22, 2021 to March 31, 2022, the period of time he served as our President and Chief Executive Officer in fiscal year 2022. Salary information for Mr. Velamoor in fiscal year 2022 reflects amounts paid to him from July 1, 2021 to March 31, 2022, the period of time he served as our Executive Vice President and Chief Growth Officer in fiscal year 2022.

(1)
The amounts set forth in this column reflect the grant date fair value of the stock awards, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation.

FY23: The grant date fair value of the PSUs granted in fiscal year 2023 was estimated based on a probability-adjusted achievement rate of fiscal year 2025 revenue and adjusted EBITDA combined with a modifier based on cumulative total stockholder return on the three-year grant anniversary, which is also the cliff vest date. The grant date fair value of the PSUs granted in fiscal year 2023 that vest based on the performance goals was determined utilizing a Monte Carlo simulation using the assumptions in the table below:

Grant Date	10/28/22
Expected term (years)	3.0
Expected volatility	59.8%
Expected dividends	0%
Risk-free rate	4.28%

Amounts shown in the Stock Awards column for fiscal year 2023 include the grant date fair value of the PSUs granted in fiscal year 2023 based on the probable outcome of the applicable performance conditions, assuming a 100% achievement rate, as of the grant date. The value of the PSUs assuming maximum achievement of the performance conditions are set forth in the table below:

Name	Grant Date Fair Value Assuming Maximum Achievement ($)
David Sides	8,816,131
James R. Arnold	3,061,161
David A. Metcalfe	1,738,758
Srinivas Velamoor	2,755,074
Mitchell L. Waters	1,224,493
Jeffrey D. Linton	1,102,058

FY22: The grant date fair value for each tranche of the PSUs granted during fiscal year 2022 tied to each stock price hurdle was estimated separately using a Monte-Carlo based valuation model using the assumptions in the table below:

Grant Date	9/22/2021	11/2/2021
Expected term (years)	5.0	5.0
Expected volatility	52.8%	53.1%
Expected dividends	—%	—%
Risk-free rate	0.86%	1.13%

The resulting grant date fair value per share determined using the Monte-Carlo based valuation model for each tranche of the PSUs is set forth below with respect to each stock price hurdle:

	Grant Date Fair Value Per Share for PSUs Tranche Tied to Stock Price Hurdle
Stock Price Hurdle	PSUs Granted on 9/22/2021	PSUs Granted on 11/2/2021
$19.38	$12.64	$14.77
$23.25	$11.58	$13.62
$27.13	$10.58	$12.54
$31.00	$9.70	$11.62
$34.88	$8.93	N/A

The amounts shown in the Stock Awards column for fiscal year 2022 include the aggregate grant date fair value of the PSUs granted in fiscal year 2022 based on the foregoing Monte-Carlo based valuation model are set forth in the table below:

Name	Grant Date Fair Value of Fiscal 2022 PSUs ($)
David Sides	$4,732,250
James R. Arnold, Jr.	1,715,505
David A. Metcalfe	972,348
Srinivas Velamoor	—
Mitchell L. Waters	994,994
Jeffrey D. Linton	617,585

FY21: The grant date fair value of the PSUs granted in fiscal year 2021 was estimated based on a probability-adjusted achievement rate of fiscal year 2022 and fiscal year 2023 revenue performance targets combined with a modifier based on cumulative total stockholder return on the three-year grant anniversary, which is also the cliff vest date. The grant date fair value of the PSUs granted in fiscal year 2021 that vest based on the performance goals was determined utilizing a Monte Carlo simulation using the assumptions in the table below:

Grant Date	10/27/2020
Expected term	3.0
Expected volatility	62.7%
Expected dividends	—
Risk-free rate	0.19%

The maximum value of the PSUs granted in fiscal year 2021 is $2,193,750 for Mr. Arnold, $1,347,621 for Mr. Metcalfe and $814,832 for Mr. Linton.

(2)
The amounts reflected in this column represent the amount earned as cash incentive compensation in the fiscal year. The amount for Mr. Waters includes compensation under his Sales Compensation Plan.
(3)
No amounts are included in this column as earnings are not considered above-market or preferential.
(4)
The amounts reflected in this column represent our Company’s contributions to the 401(k) plan, health savings account, long-term disability insurance, gym membership reimbursement, executive physicals, the nonqualified deferred compensation plan, enhanced executive life insurance premiums and travel insurance premiums. The 401(k)-plan contribution amounts for fiscal year 2023 were: Mr. Sides—$10,210; Mr. Arnold - $16,914; Mr. Metcalfe - $13,346; Mr. Velamoor—$10,437; Mr. Waters—$8,030; Mr. Linton—$11,541. The health savings account Company contribution amounts for fiscal year 2023 were: Mr. Sides—$1,500; Mr. Arnold - $1,125; Mr. Velamoor—$1,125; Mr. Linton—$1,500. The long-term disability insurance Company contribution amounts for fiscal year 2023 were: Mr. Sides—$7,380; Mr. Arnold - $5,118; Mr. Metcalfe - $9,374; Mr. Velamoor—$7,030; Mr. Waters—$3,246; Mr. Linton—$10,248. Executive physical contributions for fiscal year 2022 were: Mr. Sides—$1,800. The deferred compensation plan Company contribution amount for fiscal year 2023 were: Mr. Sides - $17,130; Mr. Arnold - $11,525. Enhanced executive life insurance premiums paid by the Company were: Mr. Sides—$1,457; Mr. Arnold – $7,109; Mr. Metcalfe—$3,209; Mr. Velamoor—$1,085; Mr. Waters—$2,909; Mr. Linton—$3,605. All executives in the above table received air medical transport and travel protection memberships at $399. Gym membership reimbursement was discontinued in FY23.
(5)
This amount reflects a signing bonus that is subject to repayment in the event of Mr. Sides’ termination of employment within 18 months of his start date other than a termination by the Company without “Cause” or Mr. Sides’ resignation for “Good Reason” (each as such term is defined in the Employment Agreement).
(6)
This amount reflects Mr. Metcalfe's base salary through February 17, 2023, which was the effective date of his resignation, as well as the pay out of his accrued vacation balance upon termination in the amount of $57,808.

Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2023

The following table sets forth information regarding plan-based awards granted to our NEOs during the fiscal year ended March 31, 2023.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards:
Name	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold Performance Shares	Target Performance Shares	Maximum Performance Shares	Number of Shares of Stock (#)(3)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
David Sides		—	709,000	1,063,500	—	—	—	$—	$—
	10/28/2022	—	—	—	—	—	—	122,700	2,400,012
	10/28/2022	—	—	—	57,092	184,049	386,503	—	4,198,158
James R. Arnold, Jr.		—	432,800	649,200	—	—	—	—	—
	10/28/2022	—	—	—	—	—	—	63,906	1,250,001
	10/28/2022	—	—	—	19,824	63,906	134,203	—	1,457,696
David A. Metcalfe		—	375,750	563,625	—	—	—	—	—
	10/28/2022	—	—	—	—	—	—	36,299	710,008
	10/28/2022	—	—	—	11,260	36,299	76,228	—	827,980
Srinivas Velamoor		—	393,750	590,625	—	—	—	—	—
	10/28/2022	—	—	—	—	—	—	57,515	1,124,993
	10/28/2022	—	—	—	17,841	57,516	120,784	—	1,311,940
Mitchell L. Waters		—	161,200	241,800	—	—	—	—	—
		2,000	200,000	500,000	—	—	—	—	—
	10/28/2022	—	—	—	—	—	—	25,562	499,993
	10/28/2022	—	—	—	7,930	25,563	53,682	—	583,092
Jeffrey D. Linton		—	284,200	426,300	—	—	—	—	—
	10/28/2022	—	—	—	—	—	—	23,006	449,997
	10/28/2022	—	—	—	7,137	23,007	48,315	—	524,790

(1)
Amounts in these columns represents threshold, target, and maximum cash awards possible based on fiscal year 2023 performance under our fiscal year 2023 cash incentive program as described in the “Compensation Discussion and Analysis” section. The actual cash incentive compensation paid is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. For Mr. Waters, the second entry pertains to threshold, target, and maximum compensation under his Sales Compensation Plan as described in the Compensation Discussion and Analysis” section.
(2)
The amounts set forth in these columns reflect the threshold, target and maximum number of shares that could be issued under the PSUs granted in fiscal year 2023, which may be earned based on the Company’s three-year TSR and fiscal year 2025 revenue and adjusted EBITDA.
(3)
All equity grants in fiscal year 2023 were made under our 2015 Plan.
(4)
Reflects RSAs granted in fiscal year 2023, as described in the “Compensation Discussion and Analysis” section. The RSAs vest in three equal, installments on November 1, 2023, November 1, 2024 and November 1, 2025.
(5)
The amounts set forth in this column reflects the grant date fair value of the stock awards, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The grant date fair value for each share-price milestone tranche was estimated separately using a Monte-Carlo based valuation model. Please see footnote (1) to the Summary Compensation Table above for information regarding the assumptions used in determining the grant date fair value of these awards. Also see Note 16 of our audited financial statements for the fiscal year ended March 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on May 23, 2023, for additional assumptions used in calculating the amounts on the Stock Awards and Option Awards columns.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2023

The following table provides information concerning unexercised options, stock that has not vested and equity plan awards outstanding as of our fiscal year ended March 31, 2023 for each NEO.

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David Sides		—	—	$—	—	113,000	(2)	$1,967,330	—		$—
		—	—	—	—	314,000	(2)	5,466,740	—		—
		—	—	—	—	122,700	(3)	2,136,207	—		—
		—	—	—	—	48,666	(4)	847,275	83,000	(4)	1,445,030
		—	—	—	—	—		—	184,049	(5)	3,204,293
James R. Arnold, Jr.		250,000	—	15.60	03/01/24	—		—	—		—
		175,000	—	14.07	10/31/25	—		—	—		—
		—	—	—	—	20,000	(6)	348,200	—		—
		—	—	—	—	6,881	(7)	119,798	—		—
		—	—	—	—	40,404	(8)	703,434	—		—
		—	—	—	—	63,906	(3)	1,112,603	—		—
		—	—	—	—	—		—	90,000	(9)	1,566,900
		—	—	—	—	18,800	(10)	327,308	31,830	(10)	554,160
		—	—	—	—	—		—	63,906	(5)	1,112,603
David A. Metcalfe	(11)	100,000	—	14.20	06/01/23	—		—	—		—
		87,324	—	14.07	06/01/23	—		—	—		—
Srinivas Velamoor		—	—	—	—	248,195	(12)	4,321,075	—		—
		—	—	—	—	57,515	(3)	1,001,336	—		—
		—	—	—	—	—		—	57,516	(5)	1,001,354
Mitchell L. Waters		10,214	—	16.83	06/01/26	—		—	—		—
		5,000	—	16.37	06/13/25	—		—	—		—
		—	—	—	—	3,333	(13)	58,028	—		—
		—	—	—	—	6,100	(6)	106,201	—		—
		—	—	—	—	4,333	(14)	75,438	—		—
		—	—	—	—	23,434	(8)	407,986	—		—
		—	—	—	—	25,562	(3)	445,034	—		—
		—	—	—	—	10,904	(10)	189,839	18,461	(10)	321,406
		—	—	—	—	—		—	25,563	(5)	445,052
Jeffrey D. Linton		135,000	—	14.38	12/04/25	—		—	—		—
		—	—	—	—	7,428	(6)	129,321	—		—
		—	—	—	—	14,546	(8)	253,246	—		—
		—	—	—	—	23,006	(3)	400,534	—		—
		—	—	—	—	—		—	33,429	(9)	581,999
		—	—	—	—	6,768	(10)	117,831	11,459	(10)	199,501
		—	—	—	—	—		—	23,007	(5)	400,552

(1)
Calculated by multiplying $17.41, the closing price of a share of our common stock on March 31, 2023, the last trading day of the fiscal year, by the number of unvested shares subject to the award.
(2)
Restricted stock awards were granted on September 22, 2021. These shares vest in three equal, annual installments, with the first vesting on the one-year anniversary of the date of grant. Accordingly, the remaining unvested shares are scheduled to vest on September 22, 2023 and September 22, 2024.
(3)
Restricted stock awards were granted on October 28, 2022. These shares vest in three equal, installments on November 1, 2023, November 1, 2024 and November 1, 2025.
(4)
Represents PSU awards granted on September 22, 2021, which vest upon both the attainment of five separate pre-determined stock price hurdles during a five-year performance period and continued service over a period of three years (in equal, annual installments) following the grant date. On April 12, 2022, the Board determined that the first stock price hurdle had been achieved due to the Company’s average closing stock price over a 90-day period exceeding $19.38 per share. As a result, 73,000 PSUs which were eligible to vest based on such stock price hurdle were deemed “earned” in April 2022, but remained subject to the service-based vesting requirements. On September 22, 2022, the service condition for a portion of the “earned” shares was met and 24,334 PSUs vested. As of March 31, 2023, 48,666 “earned” PSUs are still subject to the service condition. The aggregate number of shares that remain unearned and unvested under Mr. Sides’ September 2021 PSU award is not determinable because they are earned based on future increases to our stock price which are unascertainable. Therefore, we have shown here the number of shares that would be received upon achieving 50% appreciation of the base stock price (i.e. $23.25 or target), which we view as a representative amount for purposes of this table. Additional shares may be received upon achievement of subsequent milestones.

(5)
Represent PSU awards granted on October 28, 2022, which are tied to the Company’s fiscal year 2025 revenue and adjusted EBITDA and modified for cumulative 3-year TSR on the three-year anniversary of the grant date. The number of shares to be issued may vary between 0% and 210% of the number of PSUs depending on performance, and no such shares will be issued if threshold performance is not achieved. The number of shares shown in the table assumes target performance.
(6)
Restricted stock award was granted October 27, 2020. These shares vest in three equal, annual installments, with the first vesting on the one-year anniversary of the date of grant. Accordingly, the remaining unvested shares are scheduled to vest on October 27, 2023.
(7)
Restricted stock award was granted August 11, 2021. These shares vest in three equal, annual installments, with the first vesting on the one-year anniversary of the date of grant. Accordingly, the remaining unvested shares are scheduled to vest on August 11, 2023 and August 11, 2024.
(8)
Restricted stock award was granted November 2, 2021. These shares vest in three equal, annual installments, with the first vesting on the one-year anniversary of the date of grant. Accordingly, the remaining unvested shares are scheduled to vest on November 2, 2023 and November 2, 2024.
(9)
Represent PSU awards granted on October 27, 2020, which are tied to the Company’s fiscal year 2022 and 2023 revenues and modified for cumulative 3-year TSR on the three-year anniversary of the grant date. The number of shares to be issued may vary between 8.5% and 199.5% of the number of PSUs depending on performance, and no such shares will be issued if threshold performance is not achieved. The number of shares shown in the table assumes target performance.
(10)
Represent PSU awards granted on November 2, 2021, which vest upon both the attainment of four separate pre-determined stock price milestones through September 22, 2026 and continued service over a period of three years (in equal, annual installments) following the vesting commencement date of September 22, 2021. On April 12, 2022, the Board determined that the first stock price hurdle had been achieved due to the Company’s average closing stock price over a 90-day period exceeding $19.38 per share. As a result, such number of PSUs as were eligible to vest based on such stock price hurdle were deemed “earned” in April 2022, but remain subject to the service-based vesting requirements as follows: Mr. Arnold, 28,200 PSUs; Mr. Metcalfe, 15,984 PSUs; Mr. Waters, 16,356 PSUs; and Mr. Linton 10,152 PSUs. On September 22, 2022, the service condition for a portion of the "earned" shares was met and the number of shares that vested were as follows: Mr. Arnold, 9,400 PSUs; Mr. Metcalfe, 5,328 PSUs; Mr. Waters, 5,452 PSUs; and Mr. Linton, 3,384 PSUs. As of March 31, 2023, the following number of “earned” PSUs are still subject to the service condition: Mr. Arnold, 18,800 PSUs; Mr. Waters, 10,904 PSUs; and Mr. Linton 6,768 PSUs. The aggregate number of shares that remain unearned and unvested under the November 2022 PSU awards is not determinable because they are earned based on future increases to our stock price which are unascertainable. Therefore, we have shown here the number of shares that would be received upon achieving 50% appreciation of the base stock price (i.e. $23.25 or target), which we view as a representative amount for purposes of this table. Additional shares may be received upon achievement of subsequent milestones.
(11)
Mr. Metcalfe's employment terminated on February 17, 2023 and on such date he forfeited all unvested equity awards. His vested outstanding option awards have an expiration date of three months beyond his termination date per our 2015 equity plan.
(12)
Restricted stock award was granted on September 22, 2021. The unvested shares are scheduled to vest as follows:12.5% on each of the following dates: July 1, 2023, January 1, 2024, July 1, 2024, January 1, 2025 and July 1, 2025.
(13)
Restricted stock award was granted June 1, 2020. These shares vest in three equal, annual installments, with the first vesting on the one-year anniversary of the date of grant. Accordingly, the remaining unvested shares are scheduled to vest on June 1, 2023.
(14)
Restricted stock award was granted February 1, 2021. These shares vest in three equal, annual installments, with the first vesting on the anniversary of the date of grant. Accordingly, the remaining unvested shares are scheduled to vest on February 1, 2024.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2023

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2023 for our NEOs. Value realized on option exercise is based on the difference between the per share exercise price and the closing sale price of a share of our common stock on the exercise date. The value realized on vesting of stock awards is based on the closing sale price of a share of common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Sides	—	$—	237,834	$4,047,935
James R. Arnold, Jr.	—	—	140,576	2,644,147
David A. Metcalfe	—	—	97,895	1,841,986
Srinivas Velamoor	—	—	148,919	2,658,701
Mitchell L. Waters	—	—	33,886	636,522
Jeffrey D. Linton	—	—	59,716	1,124,489

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of any NEO.

Nonqualified Deferred Compensation for Fiscal Year Ended March 31, 2023

The following table sets forth information regarding our defined contribution or other plan that provides for the deferral of compensation for any NEO on a basis that is not tax-qualified. Participating employees may defer between 5% and 50% of their compensation per plan year. In addition, we may, but are not required to, make contributions into the deferral plan on behalf of participating employees. Each employee’s deferrals together with earnings thereon are accrued as part of the long-term liabilities of our company. Investment decisions are made by each participating employee from a family of mutual funds. To offset this liability, we have purchased life insurance policies on some of our participants. We are the owner and beneficiary of the policies, and the cash values are intended to produce cash needed to help make the benefit payments to employees when they retire or otherwise leave our company. Distributions will be paid out to participants either upon retirement, death, termination of employment or upon termination of the nonqualified deferred compensation plan. Distribution will generally equal the deferral amount plus or minus earnings or losses and will be in the form of a lump sum of five annual installments as elected by the participant should the account balance exceed $25,000.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)(4)
David Sides	$77,213	$17,130	$1,453	$—	$104,249
James R. Arnold, Jr.	208,601	11,525	(12,180)	—	449,306
David A. Metcalfe	—	—	—	—	—
Srinivas Velamoor	—	—	—	—	—
Mitchell L. Waters	—	—	—	—	—
Jeffrey D. Linton	—	—	—	—	—

(1)
Represents amounts the NEO elected to defer in fiscal year 2023, which are deferred from compensation earned in fiscal year 2023 and therefore reported in the appropriate columns in the Summary Compensation Table.
(2)
Represents amounts credited in fiscal year 2023 as Company contributions to the deferred compensation plan, which amounts are also reported in the “All Other Compensation” column in the Summary Compensation Table.
(3)
These amounts do not represent above-market earnings and are therefore not reported in the Summary Compensation Table.
(4)
Of this amount, $8,438 was previously reported as compensation for Mr. Sides in the Summary Compensation Table for fiscal years prior to fiscal year 2023, and $235,127 was previously reported as compensation for Mr. Arnold in the Summary Compensation Table for fiscal years prior to fiscal year 2023.

Potential Payments Upon Termination of Employment in Change-in-Control

CEO Executive Employment Agreement – David Sides

Effective September 22, 2021, the Company and Mr. Sides entered into an employment agreement. The employment agreement provides Mr. Sides with certain severance benefits, under certain circumstances, if his employment is terminated outside the context of a “Change in Control” of the Company. Under the terms of the employment agreement, if the Company terminates Mr. Sides’ employment without “Cause” or if Mr. Sides resigns from employment for “Good Reason,” and in each case such termination does not occur during the period commencing two months prior to and ending 18 months following a Change in Control (the “Change in Control Period”), then subject to Mr. Sides signing a release and various other customary conditions, Mr. Sides will receive the following:

Qualifying Termination Outside the Change in Control Period

•
a cash amount equal to 1.5 times the sum of Mr. Sides’ then-current annual base salary and target bonus, to be paid in substantially equal installments over the eighteen-month period following the termination date;
•
a lump sum cash amount equal to Mr. Sides’ annual bonus for the year prior to the year in which the termination occurs, to the extent such amount is unpaid;
•
a lump sum cash payment equal to Mr. Sides’ pro-rated annual bonus for the year in which the termination occurs, based on actual performance for such year;
•
continued participation in the Company’s medical insurance programs for eighteen months after such termination;
•
a cash amount equal to 1.5 times the sum of Mr. Sides’ then-current annual base salary and target bonus, to be paid in substantially equal installments over the eighteen-month period following the termination date;
•
a lump sum cash amount equal to Mr. Sides’ annual bonus for the year prior to the year in which the termination occurs, to the extent such amount is unpaid;
•
a lump sum cash payment equal to Mr. Sides’ pro-rated annual bonus for the year in which the termination occurs, based on actual performance for such year;
•
continued participation in the Company’s medical insurance programs for eighteen months after such termination;
•
the immediate vesting of all time-based equity awards that would have vested during the eighteen months following such termination; and
•
full vesting of the Special Incentive RSA Award

If such termination occurs within the “Change in Control Period,” Mr. Sides would be entitled to the following:

•
a cash amount equal to 1.5 times the sum of Mr. Sides’ then-current annual base salary and target bonus, to be paid in substantially equal installments over the eighteen-month period following the termination date (unless such termination occurs during the eighteen months following a Change in Control, in which case such amount will be paid in a lump sum);
•
a lump sum cash amount equal to Mr. Sides’ annual bonus for the year prior to the year in which the termination occurs, to the extent such amount is unpaid;
•
a lump sum cash amount equal to a pro-rata portion of his target annual bonus for the year of termination;
•
continued participation in the Company’s medical insurance programs for eighteen months after such termination; and
•
the immediate vesting of all time-based equity awards.

Change in Control Severance Agreements – Messrs. Arnold, Linton, Velamoor and Waters

The Company has entered into change in control severance agreements with each of Messrs. Arnold, Linton, Velamoor and Waters. Under the change in control severance agreements, if the NEO is terminated by the Company without “cause,” or terminates his employment for “good reason” within the two-month period before or 18-month period after a “change in control” of the Company, he is entitled to the following benefits: (i) a lump sum severance payment equal to 100% of base salary and target bonus, (ii) 12 months of Company-paid continuation health benefits, (iii) prorated current year cash bonus based on actual performance (or, in the discretion of the Company, prorated target bonus) and (iv) certain other limited benefits, including outplacement services and legal fee reimbursement.

Accelerated Vesting Terms Applicable to Equity Awards

Performance Stock Unit Awards Granted in October 2020

The Company granted PSUs to Messrs. Arnold and Linton effective October 27, 2020. Pursuant to the terms of the PSUs, the PSUs are subject to vesting based on the Company’s achievement of fiscal year 2022 and 2023 revenue goals and modified for 3-year TSR performance during the performance period. In the event of a change in control, such number of PSUs will accelerate as is equal to (1) for any completed performance period, the number of PSUs that would have vested based on revenue performance for such performance period, plus (2) for any incomplete performance period, such number of PSUs determined based on the greater of (i) target or (ii) the Company’s achievement of the applicable revenue goals during the 12 months prior to such change in control, in each case multiplied by the applicable TSR performance modifier based on the Company’s actual TSR performance through the date of the change in control.

Performance Stock Unit Awards Granted in September/November 2021

The Company granted PSUs to Mr. Sides in September 2021, and to Messrs. Arnold, Linton, and Waters in November 2021, that are eligible to vest based on the achievement of pre-determined stock price goals over a five-year period that commenced on September 22, 2021, and that include a three-year service vesting requirement (with a third of the PSUs allocated to each price per share goal vesting each year).

In the event we incur a change in control, any outstanding PSUs that are earned performance-vesting PSUs as of the date of the change in control (including PSUs that have a price per share goal below the acquisition price) but that have not satisfied the service vesting requirement as of such date shall be deemed to have satisfied the applicable service vesting requirement and such PSUs shall become fully-vested PSUs as of the date of the change in control. Any PSUs that have not or do not become earned performance-vesting PSUs upon the date of the change in control shall be immediately forfeited and terminated without consideration. If the acquisition price falls between two price per share goals, the PSUs associated with the greater of the price per share goals shall be deemed partially achieved and vest at closing in a pro rata portion.

The PSUs granted in September 2021 to Mr. Sides also contain accelerated vesting terms in the event of Mr. Sides’ qualifying termination of employment by us without Cause or by Mr. Sides for Good Reason. In the event of Mr. Sides’ qualifying termination of employment by us without Cause or by Mr. Sides for Good Reason, any outstanding PSUs that are earned performance-vesting PSUs as of the date of such qualifying termination but that have not satisfied the service vesting requirement as of such date shall be deemed to have satisfied the applicable service vesting requirement with respect to such portion of the earned performance-vesting PSUs as would have satisfied the service vesting requirement during the 18 months following the date of termination had Mr. Sides remained in continuous service during such period, and such PSUs shall become fully-vested PSUs as of the date of termination.

Any outstanding PSUs that are not earned performance-vesting PSUs as of the date of such qualifying termination shall be deemed to have satisfied the applicable service vesting requirement with respect to such portion of the PSUs as would have satisfied the service vesting requirement during the 18 months following the date of termination if Mr. Sides had remained in continuous service during such period, and such resulting number of deemed service-vested PSUs shall remain outstanding and eligible to become fully-vested PSUs during the 18 month post-termination vesting period upon the achievement of the applicable price per share goals.

Restricted Stock Award Granted to Mr. Arnold in August 2021

The Compensation Committee granted a restricted stock award to Mr. Arnold as compensation for his service on an Executive Leadership Committee formed to lead the Company on an interim basis while a CEO search was being conducted (the “ELC RSAs”). The ELC RSAs were intended to provide compensation for services rendered and protection in the event a new CEO desired to make changes to the makeup of the executive team. Mr. Arnold received 10,322 RSAs. The award provides for accelerated vesting in full for involuntary termination without “Cause” or due to a voluntary termination with “Good Reason” as such terms are defined in the Company’s form of restricted stock award agreement.

Performance Stock Unit Awards Granted in October 2022

The Company granted PSUs to our NEOs effective October 28, 2022. Pursuant to the terms of the PSUs, the PSUs are subject to vesting based on the Company’s achievement of fiscal year 2025 revenue and adjusted EBITDA goals and modified for 3-year TSR performance during the performance period. In the event of a change in control, such number of PSUs will accelerate as is equal to the sum of (a) the funded PSUs, as determined based on, with respect to each of the adjusted EBITDA and revenue goals, the greater of (i) target or (ii) the Company’s achievement of the applicable performance goal as measured by treating the trailing 12 months adjusted EBITDA and revenues immediately prior to a change in control as adjusted EBITDA and revenues for fiscal year 2025 (such funded PSUs, the “Change of Control PSUs”) and (b) the product of (x) the Change in Control Funded PSUs and (y) the applicable TSR modifier percentage, determined based on the Company’s annual CAGR TSR performance through the date of the change in control.

Stock Award Exercisability Upon Termination or Change of Control – Amended 2015 Equity Incentive Plan and 2021 Employment Inducement Equity Incentive Plan General Provisions

Types of Awards: Our Amended & Restated 2015 Equity Incentive Plan (our “2015 Plan”) and our 2021 Employment Inducement Equity Incentive Plan (our “2021 Inducement Plan,” and together with our 2015 Plan, the “Equity Plans”) provide for the issuance of numerous types of stock-based awards, including without limitation, stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Termination of Employment: Under our Equity Plans, vesting and exercisability of restricted stock awards and restricted stock unit awards generally terminates upon termination of employment, except as may be provided in the applicable award agreements or other agreements between the Company and the participation. Under our 2015 Plan vesting and exercisability of stock options and stock appreciation rights upon termination of employment, outside of a change of control context as discussed under “Termination Following Change of Control” below, generally has the consequences set forth in the table below, except as may be provided in the applicable award agreements or other agreements between the Company and the participant.

Reason for Termination of Employment	Stock Option and Stock Appreciation Right Exercisability Consequences Under the Equity Plans
Voluntary resignation by employee or termination without cause by us

Unvested options and stock appreciation rights terminate immediately upon termination of employment. Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or three months after termination of employment.

Termination for cause by us	Unvested and vested options and stock appreciation rights terminate and become unexercisable upon termination of employment.
Disability

Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or twelve months after termination of employment.

Death

Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or eighteen months after termination of employment.

Board Powers

Under our Equity Plans, our Board has the power to accelerate, in whole or in part, the time at which an award may be exercised or vest, and to amend the terms of any award in any way that does not impair a participant’s rights under the award.

Change in Control

Under our Equity Plans, in the event of a change of control or corporate transaction as defined in Equity Plans, awards do not automatically vest; however, and unless otherwise provided for in the award agreement or otherwise expressly provided for at the time of grant, the Board in its discretion may take any of the following actions with respect to any award: (i) arrange for the surviving or acquiring corporation to assume or substitute the award; (ii) arrange for the assignment or lapse of any reacquisition or repurchase rights pertaining to the award; (iii) accelerate the award’s vesting in whole or in part; (iv) cancel any unvested or unexercised award in exchange for cash; or (v) pay the award holder the value of the excess of the award’s value in the transaction over the award’s exercise price.

Termination Following Change of Control

Our Equity Plans provides that a stock award may be subject to additional acceleration of vesting and exercisability in the event of a qualifying termination that occurs in connection with a change of control as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur. However, our form stock option and restricted stock award agreements under our Equity Plans used for all grants to our employees, including our NEOs, state that the vesting and exercisability of awards granted thereunder will be accelerated in full if a grantee experiences a qualifying termination (i.e., an involuntary termination without cause or a voluntary termination with good reason) within twelve months of a change in control, as such terms are defined in the award agreements.

Quantification of Payments Upon Termination of Employment or Change-in-Control

The following table describes and illustrates potential payments to our NEOs other than Mr. Metcalfe under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, including a summary of payments that would have been required had a termination or change-in-control taken place on March 31, 2023, based upon the per share closing price of the Company’s common stock ($17.41) on the last trading day of the fiscal year. The table does not include the value of any benefits to the extent they do not discriminate in scope, terms or operation, in favor of the NEOs and that are available generally to all salaried employees, nor does it reflect payments under our non-qualified deferred compensation plan, which are described above under the “Non-Qualified Deferred Compensation for Fiscal Year Ended March 31, 2023.” Mr. Metcalfe is not included in the table below given his employment terminated prior to the end of fiscal year 2023.

Potential Payments Upon Termination of Employment in Change-in-Control

	Termination by the Company without cause or termination by employee for good reason other than in connection with a change in control ($)		Termination by the Company without cause or termination by employee for good reason during the change in control period ($)		Change in Control (no termination of employment) ($)
David Sides
Cash Severance(1)	2,127,000		2,127,000		—
Cash Bonus(2)	548,766		548,766		—
RSA Acceleration(3)	8,146,139	(6)	9,570,277	(7)	—
PSU Acceleration(4)	847,275	(8)	847,275	(9)	4,051,568
Continued Benefits(5)	39,343		39,343		—
Outplacement	—		42,000		—
Legal Fee Reimbursement	—		5,000		—
Total	11,708,523		13,179,661		4,051,568
James R. Arnold, Jr.
Cash Severance(1)	—		973,800		—
Cash Bonus(2)	—		334,987		—
RSA Acceleration(3)	119,798	(10)	2,284,035		—
PSU Acceleration(4)	—		—		3,006,811
Continued Benefits(5)	—		26,621		—
Outplacement	—		42,000		—
Legal Fee Reimbursement	—		5,000		—
Total	119,798		3,666,443		3,006,811
Srinivas Velamoor
Cash Severance(1)	—		918,750		—
Cash Bonus(2)	—		304,763		—
RSA Acceleration(3)	—		5,322,411		—
PSU Acceleration(4)	—		—		1,001,354
Continued Benefits(5)	—		26,621		—
Outplacement	—		42,000		—
Legal Fee Reimbursement	—		5,000		—
Total	—		6,619,545		1,001,354
Mitchell L. Waters
Cash Severance(1)	—		564,200		—
Cash Bonus(2)	—		124,769		—
RSA Acceleration(3)	—		1,092,686		—
PSU Acceleration(4)	—		—		634,890
Continued Benefits(5)	—		29,238		—
Outplacement	—		42,000		—
Legal Fee Reimbursement	—		5,000		—
Total	—		1,857,893		634,890
Jeffrey D. Linton
Cash Severance(1)	—		690,200		—
Cash Bonus(2)	—		219,971		—
RSA Acceleration(3)	—		783,102		—
PSU Acceleration(4)	—		—		1,100,382
Continued Benefits(5)	—		26,055		—
Outplacement	—		42,000		—
Legal Fee Reimbursement	—		5,000		—
Total	—		1,766,327		1,100,382

(1)
For Mr. Sides, reflects a cash amount equal to 1.5 times the sum of Mr. Sides’ then-current annual base salary and target bonus, to be paid in substantially equal installments over the eighteen-month period following the termination date (unless such termination occurs during the two months preceding or eighteen months following a Change in Control, in which case such amount will be paid in a lump sum) based on fiscal year 2023 salary and target bonus amounts, both at 100%. For the other NEOs, represents a lump sum severance payment equal to 100% of base salary and target bonus based on fiscal year 2023 salary and target bonus amounts, both at 100%.
(2)
Reflects the bonus component payable under Mr. Sides’ employment agreement or the NEO change in control severance agreements, as applicable, based on actual cash bonus earned for fiscal year 2023, which ended on March 31, 2023.
(3)
The values for the RSAs is calculated based on the number of shares underlying the RSAs for which vesting would have accelerated upon the triggering event and our $17.41 market close stock price as of March 31, 2023 (the last trading day of the fiscal year).

(4)
The values for the PSUs is calculated based on the number of shares underlying the PSUs for which vesting would have accelerated upon the triggering event and our $17.41 market close stock price as of March 31, 2023 (the last trading day of the fiscal year). Such values assume, for the purposes of this table, that performance goals are met at the “target” level with respect to PSUs. For purposes of the PSUs awarded in fiscal year 2022, such values assume, for purposes of this table, change-in-control “share value” of $17.41.
(5)
Amounts shown for continued health benefits are calculated through the applicable severance period (18 months for Mr. Sides and 12 months for the other NEOs) and are calculated based on actual average monthly health coverage costs for each respective NEO for fiscal year 2023.
(6)
Reflects the value of the accelerated vesting of all of Mr. Sides’ time-based RSAs that would have vested during the eighteen months following his qualifying termination and full vesting of his Special Incentive RSA Award in accordance with his employment agreement. The values for the RSAs is calculated based on the number of shares underlying the RSAs for which vesting would have accelerated upon the triggering event and our $17.41 market close stock price as of March 31, 2023 (the last trading day of the fiscal year).
(7)
Reflects the value of the accelerated vesting of all of Mr. Sides’ time-based RSAs in accordance with his employment agreement. The values for the RSAs is calculated based on the number of shares underlying the RSAs for which vesting would have accelerated upon the triggering event and our $17.41 market close stock price as of March 31, 2023 (the last trading day of the fiscal year).
(8)
Reflects the value of the number of PSUs that would vest over the eighteen months following Mr. Sides’ qualifying termination in accordance with the service-based vesting terms of his PSUs calculated based on the number of shares underlying the PSUs for which vesting would have accelerated upon the triggering event and our $17.41 market close stock price as of March 31, 2023 (the last trading day of the fiscal year).
(9)
Reflects the value of the number of PSUs that would vest over the eighteen months following Mr. Sides’ qualifying termination in accordance with the service-based vesting terms of his PSUs calculated based on the number of shares underlying the PSUs for which vesting would have accelerated upon the triggering event and our $17.41 market close stock price as of March 31, 2023 (the last trading day of the fiscal year). Such value assumes, for the purposes of this table, change-in-control “share value” of $17.41.
(10)
Reflects the value of the accelerated vesting of the ELC RSAs granted to Mr. Arnold calculated based on the number of shares underlying the ELC RSAs for which vesting would have accelerated upon the triggering event and our $17.41 market close stock price as of March 31, 2023 (the last trading day of the fiscal year).

Director Compensation

We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. The cash component of our program is designed to encourage frequent and active interaction between our directors and our executives, both during and between formal meetings, as well as to compensate our directors for their time and effort. Further, we believe that it is important to align the long-term interests of our non-employee directors with those of the Company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment.

In determining the reasonableness of the Company’s director compensation, the Compensation Committee periodically consults with, and reviews market data provided by, its independent compensation consultant, FW Cook. The primary source of the market data is the same group of companies that are used for executive compensation determination purposes. We do not target a specific level of director compensation relative to the market reference information, but rather use such information, along with information on broader trends and practices, to help guide our decisions related to our director compensation program.

Fiscal Year 2023 Director Compensation Program

The Compensation Committee continued the director compensation program for fiscal year 2023, with no changes from the program approved in fiscal year 2022 (which took effect in January 2022), except that, under the fiscal year 2023 program, non-employee directors could elect to receive all or a portion of any cash compensation payable to such director in the form of restricted stock. In addition, directors could elect to defer payment of all or a portion of the awards of restricted stock granted for their service as a director (including any restricted stock awards issued in lieu of cash compensation), as discussed below.

The elements of the 2023 Director Compensation Program are set forth in the table below.

Director Compensation Program	Employee Director	Non-Employee Director Base Compensation	Nominating & Governance Committee Chairperson/Member Additional Compensation	Compensation Committee Chairperson/Member Additional Compensation	Audit Committee Chairperson/Member Additional Compensation	Board Chairperson Additional Compensation
Annual Base Compensation	$—	$90,000	$12,000/ $5,000	$15,000/ $7,500	$20,000/ $10,000	$40,000
Value of Restricted Shares	$—	$165,000	$—	$—	$—	$40,000

Deferred Compensation Plan for Non-Employee Directors

Under the Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Stock Plan”), non-employee directors may elect to defer payment of all or a portion of the awards of restricted stock granted for their service as a director. An election to defer payment of these awards must generally be made prior to the year to which the stock award relates (or, for a newly nominated director, within 30 days following the date of the commencement of the director’s service as a director). Deferred awards are credited to an account in an equal amount of deferred stock units (“DSUs”). The DSUs are subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such restricted stock. The DSUs shall be settled in the form of shares of common stock in a lump sum on the earliest to occur of:

•
90 days following the director’s separation from service with us;
•
immediately prior to, on or within 30 days following a change in control;
•
90 days following the date that is 5 years following the last day of the applicable board term;
•
90 days following the director’s disability; or
•
upon the director’s death

Director Compensation

The following table provides information concerning compensation for our non-employee directors for the fiscal year ended March 31, 2023. Mr. Sides was an employee during his service as directors during the fiscal year ended March 31, 2023 and thus were not provided additional compensation for such service. The compensation received by Mr. Sides as an employee is described elsewhere in this filing.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
Craig Barbarosh	$130,769	$165,004	$—	$—	$—	$—	$295,773
George Bristol	120,000	165,004	—	—	—	—	285,004
Darnell Dent	95,000	165,004	—	—	—	—	260,004
Julie D. Klapstein	107,500	165,004	—	—	—	—	272,504
Jeffrey H. Margolis	130,000	205,007	—	—	—	—	335,007
Geraldine McGinty	97,500	165,004	—	—	—	—	262,504
Morris Panner	107,000	165,004	—	—	—	—	272,004
Pamela Puryear	100,000	165,004	—	—	—	—	265,004

(1)
The amounts reflected in this column represent the grant date fair value of the equity awards made in fiscal year 2023, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Under the terms of our director compensation program, grant values were converted into a number of RSAs (or, with respect to Mr. Barbarosh, DSUs) based on the closing stock price of $17.40 on August 17, 2022, which was the grant date of the awards. In fiscal year 2023, only Mr. Barbarosh elected to defer his annual equity award pursuant to the Deferred Compensation Plan for Non-Employee Directors.
(2)
No amounts are included as earnings on DSUs are not considered above-market or preferential.

At March 31, 2023, the aggregate number of option awards, shares of restricted stock awards and/or DSUs outstanding for each of the directors named in the table was as follows:

Director Name	Total Option Awards Outstanding	Total Unvested Restricted Shares/DSUs as of March 31, 2023
Craig A. Barbarosh	—	9,483
George H. Bristol	—	9,483
Darnell Dent	—	9,483
Julie D. Klapstein	—	9,483
Jeffrey H. Margolis	—	11,782
Geraldine McGinty	—	9,483
Morris Panner	—	9,483
Pamela Puryear	—	9,483

Director Stock Ownership Guideline

Directors are subject to a stock ownership guideline to hold shares of the Company’s common stock (to include common stock purchased on the open market, unvested Restricted Stock, vested or unvested deferred shares, and shares owned by immediate family members or trusts) valued in an amount equal to at least four times the value of the director’s annual cash retainer compensation. Current directors are expected to satisfy this ownership guideline within five years of adoption of the Company’s fiscal year 2017 Director Compensation Plan or within five years of any increase to the annual director cash retainer amount. New directors are expected to satisfy this ownership guideline by the fifth annual stockholder meeting after they join the Board. Compliance with the stock ownership guideline shall be measured annually on a date determined in the Board’s discretion. Noncompliance with the guideline within a specified period will not result in sanctions; however, in such cases, a director is expected to hold all after-tax profit shares after the vesting of equity awards until the director has achieved compliance (i.e., share sales by a director who is not in compliance with the guidelines at the end of a compliance period shall be limited to sales necessary for tax purposes).

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mr. Barbarosh (Chair), Ms. Klapstein and Dr. McGinty. None of these individuals was, during the fiscal year ended March 31, 2023, an officer or employee of the Company, and none of these individuals ever formerly served as an officer of the Company. No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Exchange Act, or the liabilities of Section 18 of the Exchange Act. The Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

Our Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussion, our Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement for the fiscal year ended March 31, 2023.

COMPENSATION COMMITTEE

Craig A. Barbarosh, Chairman

Julie D. Klapstein	Dr. Geraldine McGinty

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We chose March 31, 2023, as the date for establishing the employee population used in identifying the median employee and determined our median employee based on our employees’ actual base salaries for fiscal year 2023, provided that regularly scheduled, permanent employees who were newly hired during fiscal year 2023 or on leave for a portion of the fiscal year were assumed to have worked for the entire fiscal year 2023 measurement period. We included all employees as of March 31, 2023, consisting of approximately 2,059 individuals located in the U.S. and 721 individuals located in India. We then determined the annual total compensation of our median employee, which includes base salary for fiscal year 2023, annual cash bonus for fiscal year 2023, the grant date fair value of equity awards granted during the fiscal year 2023 measurement period, 401(k) matching contributions, and the cost of long-term disability insurance paid by the company. The annual total compensation for our median employee for fiscal year 2023 was $71,174. Our Chief Executive Officer’s annual total compensation for fiscal year 2023 was $7,895,821, which includes compensation as disclosed in the Summary Compensation Table in this proxy statement. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 111 to 1.

Pay Versus Performance Table

The following table sets forth information concerning: (1) the compensation of the Company’s current principal executive officer (“PEO”) and Chief Executive Officer (Mr. Sides), former PEO and Chief Executive Officer (Mr. Frantz) and the average compensation for the Company’s other NEOs, each as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended March 31, 2021, 2022 and 2023 and (2) the Company’s cumulative total stockholder return (“TSR”), the cumulative TSR of the Company’s comparator peer group (“Comparator Group TSR”), net income and revenue for each such fiscal year in accordance with SEC rules:

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (Frantz)	Compensation Actually Paid for PEO (Frantz)	Summary Compensation Table Total for PEO (Sides)	Compensation Actually Paid to PEO (Sides)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	Total Stockholder Return ($)(3)	Peer Group Total Stockholder Return ($)(4)	Net Income/(Loss) (thousands) ($)	Revenue (thousands) ($)(5)
2023	$—	$—	$7,895,821	$2,517,729	$2,493,939	$218,083	$167	$140	$(2,654)	$653,172
2022	5,299,951	(3,522,084)	15,740,135	22,918,445	3,998,085	5,668,589	200	166	1,618	596,350
2021	5,831,722	12,129,271	—	—	2,400,467	4,439,771	173	179	9,515	556,821

(1)
The following individuals were the Company’s NEOs for the applicable fiscal year:

Year	PEO(s)	Non-CEO NEOs
2023	David Sides	James R. Arnold, Jr., Jeffrey D. Linton, David A. Metcalfe, Mitchell L. Waters, Srinivas S. Velamoor
2022	David Sides Rusty Frantz	James R. Arnold, Jr., David A. Metcalfe, Mitchell L. Waters, Srinivas S. Velamoor
2021	Rusty Frantz	James R. Arnold, Jr., Jeffrey D. Linton, David A. Metcalfe

(2)
Compensation actually paid to the Company’s NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2021		2022			2023
Adjustments	Mr. Frantz	Average non-CEO NEOs	Mr. Frantz	Mr. Sides	Average non-CEO NEOs	Mr. Sides	Average non-CEO NEOs
Summary Compensation Table Total	$5,831,722	$2,400,467	$5,299,951	$15,740,135	$3,998,085	$7,895,821	$2,493,939
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(4,290,566)	(1,529,213)	—	(14,256,485)	(2,987,426)	(6,598,170)	(1,748,098)
Increase/deduction based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	6,521,655	2,324,403	—	21,434,795	4,136,650	5,765,733	1,262,365
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	3,142,800	934,356	—	—	626,061	(3,715,140)	(717,431)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	923,660	309,758	(742,807)	—	(104,781)	(830,515)	(213,140)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	(8,079,228)	—	—	—	(859,551)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—	—
= Compensation Actually Paid	$12,129,271	$4,439,771	$(3,522,084)	$22,918,445	$5,668,589	$2,517,729	$218,083

The Company does not have a pension plan, therefore, there is no pension specific impact included in the compensation actually paid adjustments.

Compensation actually paid does not reflect the actual amount of compensation earned by or paid to the CEO and the other NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee for fiscal year 2023, see “Compensation Discussion & Analysis.”

(3)
Represents our TSR for the measurement periods beginning on April 1, 2020, and ending on March 31 of each of 2023, 2022 and 2021, respectively.
(4)
Represents the weighted peer group TSR for the compensation peer group used in evaluating our executive compensation for the applicable year, weighted according to the respective companies’ stock market capitalization at the beginning of the measurement period beginning on April 1, 2020, and ending on March 31 of each of 2023, 2022 and 2021, respectively. The peer group TSR presented include the following compensation peer groups used in evaluating our executive compensation (as discussed beginning on page 31 for fiscal year 2023):
a.
2023 – 2U, 8x8, ACI Worldwide, Inc., Allscripts Healthcare Solutions, Inc., Blackbaud, Inc., CommVault Systems, Inc., Computer Programs & Systems, Inc., Evolent Health, Manhattan Associates, Inc., MicroStrategy Incorporated, Omnicell, Inc., OneSpan, Phreesia, Progress Software Corporation, PROS Holdings, R1 RCM, SPS Commerce, Inc., Tabula Rasa Healthcare, Yext. The following companies were not publicly traded for the entire period of FY23 and were excluded from the TSR calculation for FY23, even though they are part of the proxy peer group for FY23: Benefitfocus, Bottomline Tech and Tivity Health.
b.
2022 – 2U, 8x8, ACI Worldwide, Inc., Allscripts Healthcare Solutions, Inc., Benefitfocus, Blackbaud, Inc., Bottomline Tech, CommVault Systems, Inc., Computer Programs & Systems, Inc., Evolent Health, Manhattan Associates, Inc., MicroStrategy Incorporated, Omnicell, Inc., OneSpan, Phreesia, Progress Software Corporation, PROS Holdings, R1 RCM, SPS Commerce, Inc., Tabula Rasa Healthcare, Tivity Health, Yext. For an explanation of changes made to our fiscal year 2021 compensation peer group, please refer to our Proxy Statement for the 2022 Annual Meeting of Stockholders filed on July 15, 2022.

c.
2021 – ACI Worldwide, Inc., Allscripts Healthcare Solutions, Inc., Aspen Technology, Inc., Blackbaud, Inc., Castlight Health, Inc., CommVault Systems, Inc., Computer Programs & Systems, Inc., Fair Isaac Corporation, HMS Holdings Corp., Manhattan Associates Inc., MicroStrategy Incorporated, Omnicell, Inc., Progress Software Corporation, PROS Holdings, SPS Commerce, Inc.

(5)
The Company chose revenue as its Company Selected Measure because the Board and management use revenue as a primary means of measuring the Company’s performance across periods.

Narrative Disclosure to Pay Versus Performance Table

Relationship between Financial Performance Measures

The line graphs below compares (i) the compensation actually paid to our PEOs and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) peer group TSR, (iv) our net income (loss), and (v) our revenue, in each case, for the fiscal years ended March 31, 2021, 2022 and 2023.

TSR and peer group TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Relationship Between Compensation Actually Paid and Cumulative Company and Peer Group TSR

The following graph describes the relationship between compensation actually paid versus cumulative total shareholder return (“TSR”):

Relationship Between Compensation Actually Paid and Net Income

The following graph describes the relationship between compensation actually paid versus net income:

Compensation vs Net Income
Millions (CAP and Net Income)
$25
$20
$15
$10
$5
$-
$(5)
2021
2022
2023
$12.1
$9.5
$4.4
$22.9
$5.7
$1.6
$(3.5)
$2.5
$0.2
$(2.7)
Compensation Actually Paid to PEO (Frantz)
Compensation Actually Paid to PEO (Sides)
Avg. Compensation Paid to Non-PEO NEOs
Net Income

Relationship Between Compensation Actually Paid and Revenue

The following graph describes the relationship between compensation actually paid versus revenue.

Compensation vs Revenue
Millions (CAP)
Millions (Revenue)
$25
$20
$15
$10
$5
$-
$(5)
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$-
2021
2022
2023
$12.1
$4.4
$556.8
$22.9
$5.7
$(3.5)
$596.4
$2.5
$0.2
$653.2
Compensation Actually Paid to PEO (Frantz)
Compensation Actually Paid to PEO (Sides)
Avg. Compensation Paid to Non-PEO NEOs
Revenue

Pay Versus Performance Tabular List

The following performance measures represent the most important financial performance measures used by the Company to link compensation actually paid to NEOs to performance for the fiscal year ended March 31, 2023:

a.
Revenue
b.
Adjusted EBITDA
c.
Total Stockholder Return

ELECTION OF DIRECTORS

(Proposal No. 1)

Proposal No. 1 concerns the election of the following director nominees: Craig A. Barbarosh, George H. Bristol, Darnell Dent, Julie D. Klapstein, Jeffrey H. Margolis, Dr. Geraldine McGinty, Morris Panner, Dr. Pamela Puryear, and David Sides. Based on definitions of independence established by Nasdaq, SEC rules and regulations, guidelines established in our Bylaws, and the determinations of our Nominating and Governance Committee and our Board, Messrs. Barbarosh, Bristol, Dent, Margolis, Panner, Ms. Klapstein, and Drs. McGinty and Puryear are independent.

Based on the recommendation of our Nominating and Governance Committee, the Board has nominated each of these individuals for election as a director. Each of our director nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. Directors are elected at each annual meeting of stockholders and hold office until the next annual meeting or until their respective successors are duly elected and qualified. All nine director nominees currently serve on the Board.

If elected, each of the nominees will hold office until the next annual meeting or until their respective successors are duly elected and qualified. Information concerning each Director nominee is set forth above under “Information Concerning Directors and Nominees,” along with information about other members of our Board.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

Our stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants to audit our financial statements for the fiscal year ending March 31, 2023. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting our Audit Committee’s appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment by an affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes), our Audit Committee may reconsider whether to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

We expect that representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by our stockholders.

Board Recommendation

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT MATTERS

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our principal accountant for professional services rendered in the audit of our consolidated financial statements for the years ended March 31, 2023 and 2022.

	2023	2022
Audit fees	$2,448,169	$1,743,109
Audit-related fees	—	—
Tax fees	103,509	124,268
All other fees	5,400	5,400

Audit Fees. Audit fees consist of fees billed for professional services for audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. No audit-related fees were incurred for fiscal years 2023 and 2022.

Tax Fees. Tax fees for fiscal years 2023 and 2022 consist of fees billed for tax planning and advice services.

All Other Fees. All other fees for fiscal years 2023 and 2022 incurred is due to the use of subscription-based accounting research and disclosure checklist tools.

Auditor Independence

Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent public accounting firm, PricewaterhouseCoopers LLP. Our Audit Committee has determined that the rendering of non-audit services for tax compliance, tax planning and tax consulting advice by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee’s policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

(Proposal No. 3)

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, or NEOs, as we have described it in the “Executive and Director Compensation and Related Information-Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables. Our executive compensation programs are designed to enable us to recruit, retain and develop effective management talent, who are critical to our success.

The Compensation Committee believes that our executive compensation programs are designed appropriately to reward performance with responsible and balanced incentives and to align management’s interests with our stockholders’ interests to support long-term value creation. Such programs reward our NEOs for the achievement of specific annual and long-term goals, including overall Company and performance goals and the realization of increased stockholder value. Consistent with these principles, a significant portion of our NEOs’ compensation is in the form of performance-based annual cash and equity incentives that are variable, at risk and tied directly to the Company’s measurable performance. We are also committed to maintaining good corporate governance standards with respect to our compensation program, procedures and practices. We urge our stockholders to review the “Executive and Director Compensation and Related Information—Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables for more information.

The Board has determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our stockholders to approve, on an advisory, non-binding basis, the following resolution at the 2023 annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of its NEOs, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs. The next say-on-pay advisory vote will be held at the 2024 annual meeting.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AMENDMENT AND RESTATEMENT OF

2015 AMENDED EQUITY INCENTIVE PLAN

(Proposal No. 4)

On July 24, 2023, our Board of Directors amended the NextGen Healthcare, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), subject to stockholder approval, to, among other things, increase the number of shares of common stock of the Company (the “Shares”) authorized for issuance under the 2015 Plan by an additional 2,150,000 Shares. We refer to the 2015 Plan, as amended on July 24, 2023, as the “Amended 2015 Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board, where applicable.

A description of the material terms of the Amended 2015 Plan are summarized below. The key differences between the terms of the 2015 Plan and the Amended 2015 Plan are as follows:

•
The Amended 2015 Plan provides that an additional 2,150,000 shares may be issued pursuant to stock awards granted under the Amended 2015 Plan. As the date of the Company’s Annual Stockholder Meeting in 2023 (August 22, 2023), and if this Proposal 4 is approved by our stockholders, there will be 3,026,740 shares available for the grant of new awards (consisting of 876,740 shares that were available for the grant of new awards under the 2015 Plan as of June 30, 2023, plus 2,150,000 newly requested shares), less grants made after June 30, 2023 and counted on a one-for-one basis, subject to adjustment for changes in capitalization and the Amended 2015 Plan’s share counting provisions.
•
The Amended 2015 Plan provides that 25,075,000 shares may be issued pursuant to incentive stock options, or ISOs, granted under the Amended 2015 Plan, and extends the period of time during which ISOs may be granted under the Amended 2015 Plan until the tenth anniversary of the date our Board of Directors adopted the Amended 2015 Plan.
•
The Amended 2015 Plan specifically provides that the Compensation Committee has the discretion to recover time- and performance-based equity and cash incentive compensation paid to a participant, if the compensation would not have been earned based on a material restatement of our financial statements within the prior three years. In addition, consistent with the 2015 Plan, awards granted under the Amended 2015 Plan will be subject to any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•
The Amended 2015 Plan contains other minor, technical, and administrative updates.

Why We Are Asking our Stockholders to Approve the Amended 2015 Plan

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. Currently, we maintain the 2015 Plan to grant restricted stock units and other stock awards in order to provide long-term incentives to our employees, consultants and directors. Approval of the Amended 2015 Plan by our stockholders will allow us to continue to grant restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The Amended 2015 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders. The Board of Directors believes that the Amended 2015 Plan is an integral part of our long-term compensation philosophy and the Amended 2015 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees. Since the time the 2015 Plan was initially approved by our stockholders, no grants may be made under the Company’s Amended and Restated 2005 Stock Option and Incentive Plan (the “Prior Plan”).

Requested Shares

Subject to adjustment for certain changes in our capitalization, if this Proposal 4 is approved by our stockholders, the aggregate number of shares of our common stock that may be issued under the Amended 2015 Plan since the 2015 Plan’s original effective date will not exceed (A) 25,075,000 shares (which number is the sum of (i) 11,500,000 shares initially reserved under the 2015 Plan, (ii) 6,000,000 shares approved by our stockholders in August 2017, (iii) 3,575,000 shares approved by our stockholders in August 2019, (iv) 1,850,000 shares approved by our stockholders in October 2021, (v) 2,150,000 newly requested shares, and (B) certain shares subject to outstanding awards granted under the Prior Plan that may become available for grant under the Amended 2015 Plan as such shares become available from time to time (as further described below in “Description of the Amended 2015 Plan—Shares Available for Awards”).

Why You Should Vote to Approve the Amended 2015 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key personnel, consultants and advisors. The Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, consultants and advisors, and better aligns the interests of our personnel, consultants and advisors with those of our stockholders. The Amended 2015 Plan will allow us to continue to provide performance-based incentives to our eligible employees, consultants and advisors. Therefore, the Board believes that the Amended 2015 Plan is in the best interests of the Company and its stockholders and recommends a vote in favor of this Proposal 4.

The Size of Our Share Reserve Request Is Reasonable

As of June 30, 2023, we had 876,740 shares available for grant under the 2015 Plan. If the Amended 2015 Plan is approved by our stockholders, we will have an additional 2,150,000 shares available for grant after our annual meeting. Thus, subject to adjustment for certain changes in our capitalization and the Amended 2015 Plan’s share counting provisions, as of the date of the Company’s Annual Stockholder Meeting in 2023 (August 22, 2023), and subject to stockholder approval, there will be 3,026,740 shares available for the grant of new awards, less grants made after June 30, 2023 and counted on a one-for-one basis. We anticipate this to be a pool of shares necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees. The size of our request is also reasonable in light of the equity granted to our employees and directors over the past year, which is comparatively lower than the majority of our peer companies

Prior to June 30, 2023, we also maintained the 2021 Employment Inducement Equity Incentive Plan (the “Inducement Plan”). Effective as of June 30, 2023, the Inducement Plan was terminated and any shares remaining available for future issuance under the Inducement Plan were canceled; however, the terms and conditions of the Inducement Plan will continue to govern any outstanding awards thereunder granted prior to June 30, 2023.

Although prior to June 30, 2023, we had 159,384 shares available for issuance under the Inducement Plan, pursuant to the listing rules of the Nasdaq Stock Market, awards under the Inducement Plan were only able to be granted to an individual who was commencing employment with the Company or who was being rehired following a bona fide interruption of employment with the Company, and such awards were required to be granted in connection with such individual’s commencement of employment with our Company and as an inducement material to his or her entering into employment with our Company. Combining the outstanding share reserve under the Inducement Plan (and discontinuing the use of the Inducement Plan) with the reservation of additional shares under the Amended 2015 Plan will allow us more flexibility in our equity grant practices and ensure that we retain an important compensation tool for all employees, not just new employees.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as restricted stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. The tables below show our responsible overhang and burn rate percentages.

Overhang

The following table provides certain additional information regarding our equity incentive program and reflects all outstanding awards. Following the termination of the Inducement Plan for purposes of granting additional awards on June 30, 2023, the 2015 Plan is our only active equity incentive plan for purposes of granting new equity-based awards. No additional awards have been or will be granted under the Inducement Plan following June 30, 2023; provided, that the terms and conditions of the Inducement Plan will continue to govern any outstanding awards thereunder granted prior to June 30, 2023.

As of June 30, 2023
Total number of shares of common stock subject to outstanding stock options	937,289
Weighted-average exercise price of outstanding stock options	$14.86
Weighted-average remaining term of outstanding stock options	1.77
Total number of shares of common stock subject to outstanding Full Value Awards (1)	4,682,037
Total number of shares of common stock available for grant under the 2015 Equity Incentive Plan	876,740
Total number of shares of common stock available for grant under the Inducement Plan (2)	—
Total number of shares of common stock available for grant under other equity incentive plans	—
As of Record Date
Total number of shares of common stock outstanding	67,043,022
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$16.22

(1)
This number is comprised of 3,753,625 time-based Full Value Awards, and 928,412 performance-based Full Value Awards (at target level of achievement).
(2)
No additional awards have been or will be granted under the Inducement Plan following June 30, 2023; provided, that the terms and conditions of the Inducement Plan will continue to govern any outstanding awards thereunder granted prior to June 30, 2023.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2021-2023.

	Fiscal 2021	Fiscal 2022	Fiscal 2023	3-Year Average
Time-Vested Full Value Awards granted	1,222,863	2,391,578	1,840,211
Performance-based Awards granted (at Target)	408,861	926,713	475,337
Total
Weighted-average common shares outstanding	66,739,000	67,370,000	67,005,000
Gross burn rate	2.44%	4.93%	3.46%	3.61%

Key Plan Features

The Amended 2015 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•
Repricing is not allowed without stockholder approval. The Amended 2015 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2015 Plan without prior stockholder approval.
•
Stockholder approval is required for additional shares. The Amended 2015 Plan does not contain an annual “evergreen” provision. The Amended 2015 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.
•
Reasonable share counting provisions. In general, when awards granted under the Amended 2015 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. Furthermore, shares of common stock tendered to us in payment of the exercise price of stock options or stock appreciation rights, or withheld by us to cover tax withholding obligations upon exercise of stock options or stock appreciation rights will not be returned to our share reserve.
•
Minimum vesting requirements. Under the Amended 2015 Plan, subject to certain exceptions as provided in the plan and further described below, no stock award granted on or after August 22, 2023 may vest until at least 12 months following the date of grant of such stock award, except that up to 5% of the share reserve of the Amended 2015 Plan (subject to equitable adjustments as provided in the plan) may be subject to stock awards granted on or after August 22, 2023 that do not meet such vesting requirements.
•
No liberal change in control provisions. The definition of change in control in our Amended 2015 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring. Our Amended 2015 Plan does not provide for single-trigger acceleration in the event of a change in control transaction.
•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•
No transfer for value to a third-party financial institution without stockholder approval. No Stock Award may be transferred for value to any third-party financial institution without prior stockholder approval.
•
No dividends are paid on unvested awards. Dividends and dividend equivalents may be paid or credited with respect to any shares of common stock subject to an award other than a stock option or stock appreciation right, provided that any dividends or dividend equivalents applicable to the shares subject to an award will be subject to the same vesting or performance conditions (and risks of forfeiture) as the underlying award and will not be paid until and unless the underlying award vests.
•
Submission of amendments to the Amended 2015 Plan to stockholders. The Amended 2015 Plan requires stockholder approval for material amendments to the Amended 2015 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the Amended 2015 Plan.
•
Flexibility in designing equity compensation scheme. The Amended 2015 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, other stock awards and performance cash awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.
•
Broad-based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

•
Limit on equity awards. The Amended 2015 Plan limits the number of shares of our common stock that may be granted to any one participant during any one fiscal year.
•
Limit on non-employee director compensation. The Amended 2015 Plan provides for a limit on the aggregate amount of equity and cash compensation that may be awarded to any one non-employee director during any one fiscal year.
•
Awards subject to forfeiture/clawback. Pursuant to the Amended 2015 Plan, the Compensation Committee has the discretion to recover time- and performance-based equity and cash incentive compensation paid to a participant, if the compensation would not have been earned based on a material restatement of our financial statements within the prior three years. Further, awards granted under the Amended 2015 Plan will be subject to any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•
Administration by independent committee. The Amended 2015 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NASDAQ listing standards.

In this Proposal 4, stockholders are requested to approve the Amended 2015 Plan. Proposal 4 will be considered approved if the vote constitutes the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes). If this Proposal 4 is approved by our stockholders, the Amended 2015 Plan will become effective as of the date of the Annual Meeting.

If the Amended 2015 Plan is not approved by our stockholders, the 2015 Plan will continue in full force and effect, and we may continue to grant awards under the 2015 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Plan Benefits

The material features of the Amended 2015 Plan are described below. The following description of the Amended 2015 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2015 Plan. Stockholders are urged to read the actual text of the Amended 2015 Plan in its entirety, which is appended as Annex A to the copy of this Proxy Statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.

Purpose

The Amended 2015 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our Company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The terms of the Amended 2015 Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, if this Proposal 4 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards granted under the Amended 2015 Plan since the Amended 2015 Plan’s original effective date, or the Share Reserve, will not exceed the sum of

(i) 11,500,000 shares initially reserved under the 2015 Plan, (ii) 6,000,000 shares approved by our stockholders in August 2017, (iii) 3,575,000 shares approved by our stockholders in August 2019, (iv) 1,850,000 shares approved by our stockholders in October 2021, (v) 2,150,000 newly requested shares, and (vi) any Prior Plan’s Returning Shares (as defined below), as such shares become available from time to time.

The term “Prior Plan’s Returning Shares” refer to any shares subject to outstanding stock awards granted under the Prior Plan that from and after 12:01 a.m. Pacific time on May 26, 2015 (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right.

No additional awards have been or will be granted under the Inducement Plan following June 30, 2023; provided, that the terms and conditions of the Inducement Plan will continue to govern any outstanding awards thereunder granted prior to June 30, 2023.

The number of shares available for issuance under the Amended 2015 Plan will be reduced by (1) one share for each share of common stock issued pursuant to an Appreciation Award option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (2) 2.77 shares for each share of common stock issued pursuant to a Full Value Award granted under the Amended 2015 Plan after May 22, 2019 and before September 30, 2021, and by one share for each share of common stock issued pursuant to a Full Value Award granted under the Amended 2015 Plan on or after September 30, 2021.

To the extent there is a share of common stock issued pursuant to a Full Value Award (whether granted under the 2015 Plan, the 2005 Plan or the Amended 2015 Plan), and such share of common stock again becomes available for issuance under the Amended 2015 Plan, then the number of shares of common stock available for issuance under the Amended 2015 Plan will increase by the applicable number (that is 2.5, 3.27, 2.77, or 1.0) of shares for each such forfeited or otherwise returned share of Common Stock, based on the number that by which the share reserve was reduced at the time the award was granted. For clarity, if at the time of grant the Share Reserve was originally reduced by 3.27 shares for each share underlying a Stock Award that is later forfeited, for example, on or after October 13, 2021, then the share reserve will correspondingly be increased by 3.27 shares for each such forfeited share underlying such Stock Award.

Any shares reacquired or withheld by us pursuant to our tax withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will not again become available for issuance under the Amended 2015 Plan. In addition, the gross number of shares subject to a stock appreciation right shall count against the Share Reserve if such stock appreciation right is settled in shares, and shares that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options will not be added to the Share Reserve. However, any shares reacquired or withheld by us pursuant to our tax withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award will become available for issuance under the Amended 2015 Plan, but any such withheld shares that have a value in excess of the minimum amount of tax required to be withheld by law shall not become available for issuance under the Amended 2015 Plan.

In addition, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the Amended 2015 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Amended 2015 Plan.

Eligibility

All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2015 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2015 Plan only to our employees (including officers) and employees of our affiliates. As of March 31, 2023, we have 2,780 employees and eight non-employee directors. We have not granted, and do not anticipate granting, stock awards to our consultants.

Non-Employee Director Compensation Limit

Under the Amended 2015 Plan, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under this plan and under any other equity plan maintained by us, taken together with any cash fees paid to such non-employee director during the fiscal year for services as a non-employee director rendered for such year, shall not exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

Individual Annual Limitations

Subject to certain capitalization adjustments, the following limitations apply to annual employee grants:

•
a maximum of 2,000,000 shares of subject to appreciation awards (generally options and stock appreciation rights) granted under the Amended 2015 Plan may be granted to any participant during any fiscal year;
•
a maximum of 2,000,000 shares subject to performance stock awards may be granted (based on maximum level of achievement) to any one participant during any one fiscal year; and
•
a maximum of $2,000,000 may be granted (based on maximum level of achievement) as a performance cash award to any one participant during any one fiscal year.

Administration

The Amended 2015 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the Amended 2015 Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the Amended 2015 Plan to its Compensation Committee, but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. Our Board of Directors and our Compensation Committee are considered to be the “Plan Administrator” for purposes of this Proposal 4. Subject to the terms of the Amended 2015 Plan (including certain minimum vesting requirements (see “Minimum Vesting Requirements” below)), the Plan Administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Amended 2015 Plan. Subject to applicable law, our Board of Directors or Compensation Committee may further delegate the authority to administer the Amended 2015 Plan to one or more officers, provided that such officers may not be delegated the authority to administer the Amended 2015 Plan with respect to non-employee directors or officers subject to Section 16 of the Exchange Act.

No Repricing; No Cancellation and Re-Grant of Stock Awards

Under the Amended 2015 Plan, subject to adjustment for changes in capitalization, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of such stock award or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards (except in the event of a change in control) without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Minimum Vesting Requirements

The Amended 2015 Plan provides that, except as may be provided in connection with any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash awards, and (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, no stock award granted on or after August 22, 2023 may vest until at least 12 months following the date of grant of such award, except that up to 5% of the share reserve of the Amended 2015 Plan (subject to certain equitable adjustments as provided in the plan) may be subject to awards granted on or after August 22, 2023 that do not meet such vesting requirements. The foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a change in control, in the terms of the Award or otherwise.

Dividends and Dividend Equivalents

The Amended 2015 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award (other than a stock option or stock appreciation right), as determined by the Board and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Stock Options

Stock options may be granted under the Amended 2015 Plan pursuant to stock option agreements. The Amended 2015 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2015 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement or other agreement between the participant and the Company, stock options granted under the Amended 2015 Plan generally terminate three months after termination of the optionholder’s service unless (i) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (iv) the stock option by its terms specifically provides otherwise. In addition, the Plan Administrator may grant options with different terms. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2015 Plan will be determined by the Plan Administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement (subject to the limitations described in “Minimum Vesting Requirements” above). Shares covered by different stock options granted under the Amended 2015 Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

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the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
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the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs granted under the Amended 2015 Plan is 25,075,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2015 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the limitations described in “Minimum Vesting Requirements” above). The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2015 Plan.

Performance Awards

The Amended 2015 Plan allows us to grant performance stock and cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals (subject to the limitations described in “Minimum Vesting Requirements” above). The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee.

In granting a performance award, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2015 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will generally certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2015 Plan may be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; and (33) other measures of performance selected by the Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our Board of Directors may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, our Board of Directors retains the discretion to increase, reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Amended 2015 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above).

Clawback/Recovery

Pursuant to the Amended 2015 Plan, the Compensation Committee has the discretion to recover time- and performance-based equity and cash incentive compensation paid to a participant, if the compensation would not have been earned based on a material restatement of our financial statements within the prior three years. Further, stock awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with the Company’s current clawback policy as well as any clawback policy we adopt pursuant to applicable law and listing requirements. In addition, our Board of Directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Transactions

In the event of a transaction (as defined in the Amended 2015 Plan and described below), our Board of Directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our Board of Directors at the time of grant:

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arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);
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 arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);
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 accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;
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arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;
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 cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as our Board of Directors may consider appropriate; and

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 make a payment, in such form as may be determined by our Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the Amended 2015 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (iv) when a majority of our Board of Directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of our Board members or their approved successors.

Change in Control

Under the Amended 2015 Plan, a stock award may be subject to additional acceleration of vesting and exercisability in the event of a qualifying termination that occurs in connection with a change in control (as defined in the Amended 2015 Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

Our Board of Directors will have the authority to amend or terminate the Amended 2015 Plan at any time. However, except as otherwise provided in the Amended 2015 Plan, no amendment or termination of the Amended 2015 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2015 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2015 Plan after the tenth anniversary of the earlier of the date the Amended 2015 Plan was adopted by our Board of Directors or approved by our stockholders.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2015 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2015 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2015 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and which is not modified in any material respect on or after such date.

New Plan Benefits

Except as described in this paragraph with respect to our non-employee directors, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the Amended 2015 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2015 Plan. Our non-employee directors are, however, entitled to receive automatic annual awards of restricted stock (or DSUs) under our director compensation program, as described above under “Director Compensation.” As a result, the awards to be granted on the date of the Annual Meeting to our non-employee directors pursuant to the fiscal year 2023 Director Compensation Program will be granted under the Amended 2015 Plan, assuming approval of this Proposal 4.

Option Awards Granted Under the 2015 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to equity awards that have been granted under the 2015 Plan as of June 30, 2023.

Name and Position	Number of Shares underlying Option Awards	Number of Shares underlying Restricted Stock Awards	Number of Shares underlying Performance Awards (1)
David Sides, President and Chief Executive Officer	—	122,700	184,049
James R. Arnold, Jr. Executive Vice President and Chief Financial Officer	425,000	427,895	337,139
Jeffrey D. Linton, Executive Vice President, General Counsel and Secretary	135,000	120,404	122,359
Srinivas S. Velamoor, Executive Vice President and Chief Growth Officer	—	57,515	57,516
Mitchell L. Waters, Executive Vice President, Commercial Operations	65,430	128,114	60,380
David A. Metcalfe, Former Executive Vice President and Chief Technology Officer	340,000	229,155	216,841
All current executive officers as a group	990,430	1,154,037	988,509
All current directors who are not executive officers as a group(2)	—	488,677	—
Each nominee for election as a director(2)	—	—	—
Each associate of any executive officers, current directors or director nominees	—	—	—
Each other person who received or is to receive 5% of awards	1,630,000	627,659	536,105
All employees, including all current officers who are not executive officers, as a group	2,961,200	8,786,079	815,615

(1)
The number of shares underlying performance-based awards granted under the Plan are included at the target level of achievement.
(2)
Our non-employee directors receive automatic annual awards of restricted stock (or DSUs) under our director compensation program, as described above under “Director Compensation.” The table above does not reflect the awards to be granted on the date of the Annual Meeting to our non-employee directors pursuant to the fiscal year 2023 Director Compensation Program.

Required Vote and Board of Directors Recommendation

Approval of Proposal No. 4, the approval of the Amended 2015 Plan, requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes). Thus, the number of votes “FOR” must exceed the number of votes “AGAINST” for this proposal to pass. Brokers are not authorized to vote on this proposal without instruction from the beneficial owners. Abstentions and broker non-votes will have no effect on this proposal. If this Proposal 4 is approved by our stockholders, the Amended 2015 Plan will become effective as of the date of the annual meeting.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED 2015 PLAN.

ANNUAL REPORT AND AVAILABLE INFORMATION

Our annual report containing audited financial statements for our fiscal years ended March 31, 2023 and 2022 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our internet website address is www.nextgen.com. We make our periodic and current reports, together with amendments to these reports, available on our internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings in the “Investor Relations” section of our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our internet website is not incorporated by reference into this Proxy Statement. Our common stock trades on the Nasdaq Global Select Market under the symbol “NXGN.”

Stockholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by contacting our Secretary, Jeffrey D. Linton, at secretary@nextgen.com. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC’s website at www.sec.gov.

Submitting a Stockholder Proposal for the 2024 Annual Meeting

SEC Regulation

Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy and to be presented at our next year’s (i.e. 2024) annual meeting must be received by us by March 28, 2024, and must otherwise comply with Rule 14a-8. Such proposals should be addressed to our Corporate Secretary and, while our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Company Bylaws

Our Bylaws provide that for nominations or other business to be properly brought before meeting of stockholders by a stockholder, any such proposed business must constitute a proper matter for stockholder action and the stockholder must have given timely notice thereof, including providing certain information regarding the stockholder making such proposal and regarding the nominee or business proposed by the stockholder, in writing to our Corporate Secretary via email to secretary@nextgen.com. If a stockholder intends to present a proposal for consideration at the 2024 annual meeting that will not be included in our proxy statement pursuant to the procedures contemplated in our Bylaws, outside the processes of Rule 14a-8, the stockholder must provide timely notice to our Corporate Secretary at the principal executive office of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to August 22, 2024, provided that if the date of the 2024 annual meeting is more than thirty (30) days before or more than sixty (60) days after August 22, 2024, notice by a stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to August 22, 2024 or, if later, the tenth (10th) day following the day on which public disclosure of the date of the 2024 annual meeting is first made by the Company. Notice received outside of these dates is considered untimely. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our Bylaws and the proposal must contain the specific information required by our Bylaws.

Proxy Access Nominees

Our Bylaws allow a single stockholder or group of no more than twenty (20) stockholders who have held at least three percent (3%) of our common stock for at least three (3) years to submit director nominees (not to exceed the greater of two (2) or 20% of the Board) for inclusion in our Proxy Statement if the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. To be timely, a stockholder’s nomination notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty days (150) days prior to August 22, 2024; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30)

days before or sixty (60) days after the anniversary of the preceding year’s annual meeting, in order to be timely the nomination notice must be so received not later than the close of business on the later of one hundred and twenty (120) days in advance of such annual meeting or ten (10) days following the day on which public disclosure of the date of the annual meeting was made. Any stockholder’s nomination notice must comply with the specific procedures set forth in our Bylaws and the nomination must contain the specific information required by our Bylaws.

Proposals Pursuant to Rule 14a-9

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-9 under the Exchange Act no later than June 23, 2024.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 Annual Meeting. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

General Information Relating to Stockholder Proposals and Nominations

Any stockholder who wishes to submit a stockholder proposal or to nominate a director nominee should send such proposal or nomination to our Secretary, Jeffrey D. Linton, at secretary@nextgen.com. You may contact the Secretary for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The Company’s Bylaws also are available on our website at www.nextgen.com under “Corporate Governance”

The chair of the annual meeting has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2024 annual meeting of stockholders, and such nomination or other proposal is not delivered within the time frame specified in our Bylaws, then the person(s) appointed by the Board and named in the proxies for the 2024 annual meeting of stockholders may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (that is, annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to stockholders) to households. This method of delivery, often referred to as “householding,” would permit us to send a single annual report and/or a single proxy statement to any household in which two or more stockholders reside if we believe those stockholders are members of the same family or otherwise share the same address or that one stockholder has multiple accounts. In each case, the stockholder(s) must consent to the householding process. Each stockholder would continue to receive a separate notice of any meeting of stockholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We may institute householding in the future and will notify registered stockholders who would be affected by householding at that time.

Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of NextGen Healthcare, Inc., you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our latest annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS

Our Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. If any other matters are presented properly for action at the annual meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.

By Order of the Board of Directors,

NEXTGEN HEALTHCARE, INC.

Annex A

NextGen Healthcare, Inc.

2015 Equity Incentive Plan

Adopted by the Board of Directors: May 20, 2015

Approved by the Shareholders: August 11, 2015

Amended by the Board of Directors: June 13, 2017
Approved by the Shareholders: August 22, 2017

Amended by the Board of Directors: May 22, 2019

Approved by the Shareholders: August 15, 2019
Amended by the Board of Directors: May 25, 2021
Approved by the Shareholders: October 13, 2021

Amended by the Board of Directors: July 24, 2023

Approved by the Shareholders: [_]

1.
General.
a.
Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
b.
Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
c.
Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2.
Administration.
a.
Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
b.
Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
i.
To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
ii.
To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a

Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
iii.
To settle all controversies regarding the Plan and Awards granted under it.
iv.
To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
v.
To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to thirty days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Transaction, for reasons of administrative convenience.
vi.
To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (ix) below.
vii.
To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(ix)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
viii.
To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.
ix.
To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
x.
Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
xi.
To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
c.
Delegation to Committee.
i.
General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
ii.
Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.
iii.
Delegation to Officers. To the extent permitted by applicable law, the Board or the Committee may delegate any or all of its powers under the Plan to one or more committees of officers of the Company or any of its Subsidiaries; provided, that, any such officer delegation shall exclude the power to grant Awards to non-employee Directors or Officers. The Board or the Committee, as applicable, may rescind any such delegation, abolish any such committee and/or re-vest in itself any previously delegated authority at any time.
d.
Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
e.
Cancellation and Re-Grant of Stock Awards. Except as provided in Section 9(a), neither the Board nor any Committee will have the authority to: (i) reduce the exercise,

purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan (except in the event of a Change in Control), unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.
f.
Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award other than an Appreciation Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement. For the avoidance of doubt, dividends and dividend equivalents may not be paid or credited with respect to any shares of Common Stock subject to an Appreciation Award.
g.
Minimum Vesting Requirements. Excluding, for this purpose, any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash Awards, and (iii) awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, no Stock Award granted on or after the Restatement Effective Date may vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the Stock Award; provided, however, that up to 5% of the Share Reserve (as defined in Subsection 3(a)(i) and subject to adjustment as provided in Section 9(a)) may be subject to Stock Awards granted on or after the Restatement Effective Date that do not meet such vesting (and, if applicable, exercisability) requirements and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of termination, death, disability or a change in control, in the terms of the Award or otherwise.
3.
Shares Subject to the Plan.
a.
Share Reserve.
i.
Subject to adjustment under Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Original Effective Date will not exceed the sum of (A) 25,075,000 shares (which number is the sum of (i) 11,500,000 shares originally approved by the Company’s stockholders in August 2015, (ii) 6,000,000 shares approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders in August 2017, (iii) 3,575,000 shares approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders in August 2019 (iv) 1,850,000 shares approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on October 13, 2021, and (v) 2,150,000 shares approved by the Company’s stockholders at the Company’s Annual Meeting of

Stockholders on August 22, 2023)[1] plus (B) any shares subject to outstanding stock awards granted under the Second Amended and Restated 2005 Stock Option and Incentive Plan (the “Prior Plan”) that from and after 12:01 a.m. Pacific time on May 26, 2015 (i) expire or terminate for any reason prior to exercise or settlement or are settled in cash; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right (such shares described in (i), (ii) and (iii), the “Returning Shares”) (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).
ii.
For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
iii.
Subject to Section 3(b), the number of shares available for issuance under the Plan will be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to an Appreciation Award, (ii) two and a half (2.5) shares for each share of Common Stock issued pursuant to a Full Value Award granted before March 31, 2017; (iii) 3.27 shares for each share of Common Stock issued pursuant to a Full Value Award granted on or after March 31, 2017 but before May 22, 2019; (iv) 2.77 shares for each share of Common Stock issued pursuant to a Full Value Award granted on or after May 22, 2019 but before September 30, 2021; and (v) 1.0 shares for each share of Common Stock issued pursuant to a Full Value Award granted on or after September 30, 2021.
b.
Reversion of Shares to the Share Reserve.
i.
Shares Available for Subsequent Issuance. If any shares of Common Stock issued pursuant to a Stock Award (or award under the Prior Plan) are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited will revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), to the extent there is issued a share of Common Stock pursuant to a Full Value Award and such share of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b) before March 31, 2017, then the number of shares of Common Stock available for issuance under the Plan will increase by two and a half (2.5) shares for each such share; if such share of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b) on or after March 31, 2017 but before May 22, 2019, then the number of shares of Common Stock available for issuance under the Plan will increase by 3.27 shares for each such share; if such share of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b) on or after May 22, 2019 but before September 30, 2021, then the number of shares of Common Stock available for issuance under the Plan will increase by 2.77 shares for each such share of Common Stock; and if such share of Common Stock becomes available for issuance under the Plan pursuant to

Section 3(a) or this Section 3(b) on or after September 30, 2021, then the number of shares of Common Stock available for issuance under the Plan will increase by the applicable number (that is 2.5, 3.27, 2.77, or 1.0) of shares for each such forfeited share of Common Stock, based on the number that by which the share reserve was reduced at the time the award was granted. For clarity, if the Share Reserve was originally reduced by 3.27 shares for each share underlying a Stock Aware that is forfeited on or after October 13, 2021, then the share reserve will correspondingly be increased by 3.27 shares for each such forfeited share underlying such Stock Award.
ii.
Shares Not Available for Subsequent Issuance. If any shares subject to an Option or SAR are not delivered to a Participant because the Option or SAR is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant will not remain available for issuance under the Plan. Also, any shares withheld or reacquired by the Company to cover withholding taxes pursuant to Section 8(h) with respect to an Option or SAR (but not with respect to any other type of Stock Award) or as consideration for the exercise of an Option or SAR will not again become available for issuance under the Plan. In addition, the gross number of shares subject to a SAR shall count against the Share Reserve if such SAR is settled in shares of Common Stock, and shares that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or options under any Prior Plan) shall not be added to the Share Reserve. In the event that withholding tax liabilities arising from a Full Value Award (or full value award granted under the Prior Plan) are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the Share Reserve and shall be counted in accordance with the fungible ratio as set forth in Section 3(b)(i) above; provided that to the extent such tendered or withheld shares have a value that exceeds the minimum amount of tax required to be withheld by law, such additional shares shall not be added to the Share Reserve.
c.
Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be twenty-five million, seventy-five thousand (25,075,000) shares of Common Stock.
d.
Individual Annual Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the following limitations apply to annual employee grants:
i.
A maximum of two million (2,000,000) shares of Common Stock subject to Appreciation Awards granted under this Plan may be granted to any Participant during any fiscal year.
ii.
A maximum of two million (2,000,000) shares of Common Stock subject to Performance Stock Awards may be granted (based on maximum level of achievement) to any one Participant during any one fiscal year.
iii.
A maximum of two million dollars ($2,000,000) may be granted (based on maximum level of achievement) as a Performance Cash Award to any one Participant during any one fiscal year.
e.
Limitation on Grants to Non-Employee Directors. The maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year for services as a Non-Employee Director rendered for such year, will not exceed Six Hundred Thousand Dollars ($600,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous fiscal year). For the avoidance of doubt, any compensation that is deferred shall be counted towards this limit in the year in which the compensation is first earned, and not the year of payment in the event it is deferred.
f.
Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.
Eligibility.
a.
Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants;provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.
b.
Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
5.
Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

a.
Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
b.
Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the

Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
c.
Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
i.
by cash, check, bank draft or money order payable to the Company;
ii.
pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
iii.
by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
iv.
if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
v.
in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
d.
Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
e.
Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
i.
Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)) and will be exercisable during the lifetime of the Participant only by the Participant. Subject to Section 8(m) of this Plan, the Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
ii.
Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
iii.
Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
f.
Vesting Generally. Subject to Section 2(g) of this Plan, the total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
g.
Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
h.
Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
i.
Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
j.
Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the

Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
k.
Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
l.
Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.
Provisions of Stock Awards Other than Options and SARs.
a.
Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
i.
Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

ii.
Vesting. Subject to Section 2(g) of this Plan, shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
iii.
Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
iv.
Transferability. Subject to Section 8(m) of this Plan, rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
v.
Dividends. A Restricted Stock Award Agreement shall provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
b.
Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
i.
Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
ii.
Vesting. Subject to Section 2(g) of this Plan, at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
iii.
Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
iv.
Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

v.
Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any dividend equivalents (whether credited or accumulated or reinvested in any form), and any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents, will be subject to all of the same terms and conditions and risk of forfeiture of the underlying Restricted Stock Unit Award Agreement to which they relate.
vi.
Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other agreement with the Company, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
c.
Performance Awards.
i.
Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g) of this Plan, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
ii.
Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
iii.
Board Discretion. The Board retains the discretion to increase, reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
d.
Other Stock Awards. Subject to Section 2(g) of this Plan, other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.
Covenants of the Company.
a.
Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
b.
Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
c.
No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.
Miscellaneous.
a.
Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
b.
Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
c.
Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

d.
No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
e.
Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
f.
Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
g.
Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
h.
Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement. Notwithstanding the foregoing, if the Company elects to withhold shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award, then (a) any such shares withheld by the Company may not have a value that exceeds the maximum individual statutory tax rate in the applicable jurisdiction, and (b) any such withheld shares that have a value in excess of the minimum amount of tax required to be withheld by law shall not be added to the Share Reserve as provided in Section 3(b)(ii) above.
i.
Electronic Delivery. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Board or another third party selected by the Board. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
j.
Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
k.
Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, to the extent necessary in order to avoid the imposition of taxes thereunder.
l.
Clawback/Recovery. If the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, then the Committee may, in its sole discretion (considering any factors the Committee deems appropriate), require a Participant to repay or forfeit to the Company that portion of time- and/or performance-based Awards that were granted, earned or vested during the Company’s three completed fiscal years immediately preceding the date the Company is required to prepare the accounting restatement, that the Committee determines was in excess of the amount that would have been granted, earned or vested during such period based on the restated results. In the case of time-based Awards, a recoupment may occur, in the Committee’s sole discretion, if the Committee concludes that the grant, earning and/or vesting of the Awards would not have been made, or would have been lower had they been based on the restated results, and it is possible to clearly compute the amount of such lesser award. The amount to be recouped shall be determined by the Committee in its sole and absolute discretion, and the form of such recoupment may be made, in the Committee’s sole and absolute discretion, through the forfeiture or cancellation of vested or unvested Awards, cash repayment or both. Any decision by the Committee that no recoupment shall occur because of difficulties of computation or otherwise shall not be reviewable. Further, all Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy maintained by the Company, including any such policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
m.
Transferability of Stock Awards. No Stock Awards granted under this Plan may be transferred for value to any third-party financial institution without prior stockholder approval.
9.
Adjustments upon Changes in Common Stock; Other Corporate Events.
a.
Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a)(i), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

b.
Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.
c.
Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:
i.
arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);
ii.
arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
iii.
accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;
iv.
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
v.
cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration or no consideration, as the Board, in its sole discretion, may consider appropriate; and
vi.
make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies. The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
d.
Appointment of Stockholder Representative. As a condition to the receipt of a Stock Award under this Plan, a Participant will be deemed to have agreed that the Stock Award will be subject to the terms of any provision in the agreement governing a Transaction involving the Company for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
e.
No Restriction on Right to Undertake Transactions. The grant of any Stock Award under the Plan and the issuance of shares pursuant to any Stock Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
f.
Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a qualifying termination that occurs in connection with a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
10.
Plan Term; Earlier Termination or Suspension of the Plan.
a.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date this amended and restated Plan is adopted by the Board, or (ii) the date the Plan is most recently approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
b.
No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.
11.
Effective Date of Plan.

This amended and restated Plan will become effective on the Restatement Effective Date.

12.
Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.
Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
a.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
b.
“Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or Stock Appreciation Right, or Other Stock Award, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option, Stock Appreciation Right, or Other Stock Award, as applicable, on the date of grant.
c.
“Award” means a Stock Award or a Performance Cash Award.
d.
“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
e.
“Board” means the Board of Directors of the Company.
f.
“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Restatement Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
g.
“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s failure to substantially perform his or her duties with the Company or an Affiliate; (ii) such Participant’s failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or an Affiliate to whom such Participant directly or indirectly reports; (iii) such Participant’s commission of an act of fraud or dishonesty resulting in actual economic, financial or reputational injury to the Company or an Affiliate; (iv) such Participant’s engagement in illegal conduct, gross misconduct or an act of moral turpitude, involving economic, financial or reputational injury to the Company or an Affiliate; (v) such Participant’s material violation of any material written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its Affiliates resulting in actual economic, financial or reputational injury to the Company or an Affiliate; (vi) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; or (vii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets. Notwithstanding the foregoing, neither this provision nor any other provision of the Plan is intended to, and they shall not be interpreted in a manner that limits or restricts a Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Exchange Act). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
h.
“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events (unless otherwise provided in an Award Agreement):
i.
any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
ii.
there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
iii.
there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

iv.
individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

i.
“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
j.
“Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
k.
“Common Stock” means the common stock of the Company.
l.
“Company” means NextGen Healthcare, Inc., a Delaware corporation.
m.
“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
n.
“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

o.
“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events (unless otherwise provided in an Award Agreement):
i.
a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
ii.
a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;
iii.
a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
iv.
a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
p.
“Director” means a member of the Board.
q.
“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
r.
“Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware, has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass- through entity) will not be considered a “Dissolution” for purposes of the Plan.
s.
“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
t.
“Entity” means a corporation, partnership, limited liability company or other entity.
u.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
v.
“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

w.
“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
i.
If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
ii.
Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
iii.
In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
x.
“Full Value Award” means (i) a stock award granted under the Prior Plan or (ii) a Stock Award, in each case, that is not an Appreciation Award.
y.
“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
z.
“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
aa.
“Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
bb.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
cc.
“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
dd.
“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
ee.
“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
ff.
“Original Effective Date” means the date the Plan was originally effective, which was the date of the annual meeting of shareholders of the Company held in 2015.
gg.
“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

hh.
“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
ii.
“Own,” “Owned,” “Owner,” “Ownership.” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
jj.
“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
kk.
“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
ll.
“Performance Criteria” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity or average shareholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) shareholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) other measures of performance selected by the Board.
mm.
“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.
nn.
“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
oo.
“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
pp.
“Plan” means this amended and restated NextGen Healthcare, Inc. 2015 Equity Incentive Plan, as amended from time to time.
qq.
“Restatement Effective Date” means the effective date of this amended and restated Plan document, which is the date of the annual meeting of shareholders of the Company held in 2023, provided this Plan is approved by the Company’s shareholders at such meeting.
rr.
“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
ss.
“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
tt.
“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
uu.
“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
vv.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
ww.
“Rule 405” means Rule 405 promulgated under the Securities Act.
xx.
“Rule 701” means Rule 701 promulgated under the Securities Act.
yy.
“Securities Act” means the Securities Act of 1933, as amended.
zz.
“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
aaa.
“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
bbb.
“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
ccc.
“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
ddd.
“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
eee.
“Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
fff.
“Transaction” means a Corporate Transaction or a Change in Control.

___________________________

[1]As of the Restatement Effective Date (i.e., the date of the Company’s Annual Stockholder Meeting in 2023 (August 22, 2023)), and subject to stockholder approval, there will be 3,026,740 shares available for the grant of new awards (consisting of 876,740 shares that were available for the grant of new awards under the Plan as of June 30, 2023, plus 2,150,000 newly requested shares), less grants made after June 30, 2023 and counted on a one-for-one basis, subject to adjustment pursuant to Section 9(a) and Section 3(b)(i).

HEALTHCARE, INC. ATTN: JEFFREY D. LINTON GENERAL COUNSEL AND SECRETARY 3525 PIEDMONT RD., NE BUILDING 6 SUITE 700, ATLANTA, GEORGIA SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/16/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/16/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Craig A. Barbarosh 1b. George H. Bristol 1c. Darnell Dent 1d. Julie D. Klapstein 1e. Jeffrey H. Margolis 1f. Geraldine McGinty 1g. Morris Panner 1h. Pamela Puryear 1i. David Sides The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023 3. Advisory vote to approve the compensation for our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. Advisory vote to approve the frequency of the advisory vote on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000575499_1 R1.0.0.24

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000617719_1 R1.0.0.6 NEXTGEN HEALTHCARE, INC. ATTN: JEFFREY D. LINTON EVP, GENERAL COUNSEL AND SECRETARY 18111 VON KARMAN AVENUE, SUITE 600 IRVINE, CA 92657 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/21/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/21/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Craig A. Barbarosh 1b. George H. Bristol 1c. Darnell Dent 1d. Julie D. Klapstein 1e. Jeffrey H. Margolis 1f. Geraldine McGinty 1g. Morris Panner 1h. Pamela Puryear 1i. David Sides The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024. 3. Advisory vote to approve the compensation for our named executive officers. 4. Amendment and Restatement of NextGen Healthcare, Inc. 2015 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000617719_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com NEXTGEN HEALTHCARE, INC. PROXY FOR 2023 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Jeffrey D. Linton and James R. Arnold, Jr., and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of NextGen Healthcare, Inc. (“NextGen Healthcare”) held of record by the undersigned as of July 13, 2023 at the Annual Meeting of Shareholders of NextGen Healthcare to be held at 18101 Von Karman Ave, Suite 200, Irvine, CA 92612 on August 22, 2023, at 10:00 a.m. Pacific time and at all adjournments and postponements thereof (the “Annual Meeting”), upon the following matters, which are described in NextGen Healthcare’s Proxy Statement for the Annual Meeting. NextGen Healthcare's Board of Directors recommends shareholders vote "FOR" all of the directors in Proposal 1 and "FOR" Proposals 2, 3 and 4. In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in NextGen Healthcare’s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. Continued and to be signed on reverse side

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com NEXTGEN HEALTHCARE, INC. PROXY FOR 2022 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Jeffrey D. Linton and James R. Arnold, Jr., and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of NextGen Healthcare, Inc. (“NextGen Healthcare”) held of record by the undersigned as of July 6, 2022 at the Annual Meeting of Stockholders of NextGen Healthcare to be held at 18101 Von Karman Ave, Suite 200, Irvine, CA 92612 on August 17, 2022, at 9:00 a.m. Pacific time and at all adjournments and postponements thereof (the “Annual Meeting”), upon the following matters, which are described in NextGen Healthcare’s Proxy Statement for the Annual Meeting. NextGen Healthcare’s Board of Directors recommends stockholders vote “FOR” all of the directors in Proposal 1, “FOR” Proposals 2 and 3, and “ONE YEAR” for Proposal 4. In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in NextGen Healthcare’s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. Continued and to be signed on reverse side 0000575499_2 R1.0.0.24